UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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THE DRESS BARN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE DRESS BARN, INC.
30 Dunnigan Drive
Suffern, New York 10901

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The Annual Meeting of Shareholders of The Dress Barn, Inc. (the “Company”) will be held at the corporate offices of the Company, 30 Dunnigan Drive, Suffern, New York on Wednesday, December 10, 2008, at 2:00 p.m., for the following purposes:

1.	To elect as directors the three nominees named in the attached proxy statement to serve on our Board of Directors for three-year terms and until their successors are duly elected and qualified;

2.
To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of shares of Common Stock that the Company is authorized to issue from 75,000,000 shares to 165,000,000 shares;

3.	To approve an amendment to the Certificate of Incorporation to broaden the indemnification of directors and officers to the fullest extent permitted by applicable law;

4.
To approve a general amendment and restatement of the Certificate of Incorporation to (i) consolidate all amendments to the Certificate of Incorporation since it was last amended and restated effective as of May 2, 1983 (and all amendments that may be made pursuant to proposals two and three); (ii) remove unnecessary and/or outdated provisions; and (iii) update statutory references;

5.	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as our independent auditors for the fiscal year ending July 25, 2009; and

6.	To act upon any other business that may properly come before the meeting or any adjournment thereof.

  Only shareholders of record at the close of business on October 14, 2008 are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Elliot S. Jaffe
Chairman of the Board

November 5, 2008

TABLE OF CONTENTS

THE DRESS BARN, INC.
30 Dunnigan Drive
Suffern, New York 10901

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
December 10, 2008

GENERAL INFORMATION ABOUT THESE MATERIALS

This proxy statement describes matters on which we would like you, as a shareholder, to vote at our 2008 Annual Meeting of Shareholders. It also gives you information on these matters so that you can make informed decisions. You are receiving a proxy statement and proxy card from us because our records indicate that you owned shares of our common stock on October 14, 2008, the record date for the meeting.

Our Board of Directors is soliciting your proxy to be used at the meeting. When you sign the proxy card, you appoint two of our directors, Elliot S. Jaffe and John Usdan, as your representatives at the meeting. One or both of these individuals, or a substitute if necessary, will vote your shares at the meeting as you have instructed them on the proxy card. If you sign and deliver your proxy card, but you do not provide voting instructions, your proxy representative will vote in favor of the three nominees for director and subject to applicable rules and regulations, in favor of Proposals Two through Five, and with respect to any other matter that may be presented at the annual meeting, in the discretion of the proxy representative. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change. Proxy materials, including this proxy statement, are first being sent to shareholders on or about November 5, 2008.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS

This proxy statement, our form of proxy card and our annual report for the fiscal year ending July 26, 2008 are available at http://materials.proxyvote.com/261570.

For the date, time, location and information on how to obtain directions to attend the 2008 Annual Meeting of Shareholders as well as identification of the matters to be voted upon at the meeting, please see “Questions and Answers about our 2008 Annual Meeting of Shareholders” below.

QUESTIONS AND ANSWERS
ABOUT OUR 2008 ANNUAL MEETING OF SHAREHOLDERS

When and where will the meeting take place?

The 2008 Annual Meeting of Shareholders will be held on Wednesday, December 10, 2008, at 2:00 p.m., at our corporate offices, 30 Dunnigan Drive, Suffern, New York.

What is the purpose of the meeting?

At the annual meeting, you will be asked to vote on the following matters:
•	To elect as directors the three nominees named in the proxy statement to serve on our Board of Directors for three-year terms and until their successors are duly elected and qualified;
•
To approve an amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of shares of Common Stock that we are authorized to issue from 75,000,000 shares to 165,000,000 shares;

•	To approve an amendment to the Certificate of Incorporation to broaden the indemnification of directors and officers to the fullest extent permitted by applicable law;
•
To approve a general amendment and restatement of the Certificate of Incorporation to (i) consolidate all amendments to the Certificate of Incorporation since it was last amended and restated effective as of May 2, 1983 (and all amendments that may be made pursuant to proposals two and three); (ii) remove unnecessary and/or outdated provisions; and (iii) update statutory references;

•	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as our independent auditors for the fiscal year ending July 25, 2009; and
•	To act upon any other business that may properly come before the meeting or any adjournment of the meeting.

 After the conclusion of the formal business of the annual meeting, management will give a report on our performance during the fiscal year that ended on July 26, 2008, which we refer to herein as fiscal 2008.

Could other matters be decided at the meeting?

Our By-laws require prior notification of a shareholder’s intent to request a vote on other matters at the annual meeting. The deadline for notification has passed, and we are not aware of any other matters that could be brought before the meeting. However, if any other business is properly presented at the meeting, your signed proxy card gives authority to Elliot S. Jaffe and John Usdan, the persons referred to as proxy holders on the proxy card (or a substitute if necessary), to vote your shares on such matters at their discretion.

Who is entitled to attend the meeting?

All shareholders who owned our common stock at the close of business on October 14, 2008, which is called the record date for the meeting, or their duly appointed proxies, may attend the meeting. Registration begins at 1:30 p.m.

Who is entitled to vote at the meeting?

All shareholders who owned our common stock at the close of business on the record date, October 14, 2008, are entitled to attend and vote at the meeting and at any adjournment or postponement of the meeting.

How many votes do I have?

You have one vote for each share of our common stock that you owned on the record date.

How many votes must be present to hold the annual meeting?

The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the meeting. Once a share of the Company’s common stock is represented for any purpose at the annual meeting, it is deemed present for quorum purposes for the annual meeting and for any adjournment of the annual meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining whether there is a quorum. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because the broker or nominee does not have the necessary voting power for that proposal and has not received instructions from the beneficial owner. In order for us to determine that enough votes will be present to hold the meeting, we urge you to vote in advance by proxy even if you plan to attend the meeting.

Assuming a quorum is present, how many votes will be required to approve the proposals?

•	A plurality of the votes cast at the annual meeting will elect the three nominees to serve as directors;

•	The proposal to increase the number of authorized shares will be approved if the vote cast in favor of the proposal exceeds the votes cast in opposition to the proposal;

•
The proposal to amend the indemnification provisions of the Certificate of Incorporation will be approved if the vote cast in favor of the proposal exceeds the votes cast in opposition to the proposal;

•	The proposal to approve the new Amended and Restated Certificate of Incorporation will be approved if the vote cast in favor of the proposal exceeds the votes cast in opposition to the proposal; and

•	The proposal to ratify the appointment of the independent auditors will be approved if the vote cast in favor of the proposal exceeds the votes cast in opposition to the proposal.

Abstentions and broker non-votes have no impact on the vote on any of the proposals.

How many votes may be cast by all shareholders?

A total of 60,535,578 votes may be cast at the meeting, consisting of one vote for each share of our common stock outstanding on the record date.

How do I vote?

You may vote in person at the meeting or vote by proxy as described below.

If you vote by proxy, your shares will be voted at the meeting in the manner you indicate. If you sign and return your proxy card, but don’t specify how you want your shares to be voted, they will be voted for the three nominees named under the caption “PROPOSAL ONE – ELECTION OF DIRECTORS”, in favor of Proposals Two through Five, and, with respect to any other matter that may be presented at the annual meeting, in the discretion of the proxy holders named in your proxy card.

May I change or revoke my vote after I submit my proxy?

Yes. To change your vote previously submitted by proxy, you may:

•	cast a new vote by mailing a new proxy card with a later date; or

•	if your shares are held through a broker, contact your broker to cast a new vote; or

•	if you hold shares in your name, attend the annual meeting and vote in person.

If you wish to revoke rather than change your vote, written revocation must be received by our Corporate Secretary prior to the meeting.

What are the Board’s voting recommendations?

Unless you give other instructions on your proxy card, the persons referred to as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Our board of directors recommends a vote:

•	FOR the election of the three nominees named under the caption “PROPOSAL ONE — ELECTION OF DIRECTORS” to serve as directors;

•	FOR the increase in the number of authorized shares under the caption “PROPOSAL TWO — INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK”;

•	FOR the amendment of the indemnification provisions of the Certificate of Incorporation under the caption “PROPOSAL THREE — AMEND INDEMNIFICATION PROVISIONS OF CERTIFICATE OF INCORPORATION”;

•	FOR the approval of the Amended and Restated Certificate of Incorporation under the caption “PROPOSAL FOUR — AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION”; and

•	FOR the ratification of the independent auditors under the caption “PROPOSAL FIVE — RATIFICATION OF THE ENGAGEMENT OF INDEPENDENT AUDITORS”.

What if I participate in the Company’s 401(k) Savings Plan (the “401(k)”)?

If you are a participant in the Company’s 401(k) Savings Plan (the “401(k)”) and own shares of the Company’s common stock in your 401(k) account as of the record date, you will receive, with respect to the number of shares held for your account under the 401(k) as of the record date for the annual meeting, a proxy card which will serve as a voting instruction to the trustee of the 401(k) with respect to shares held for your account. Unless the proxy card is signed and returned, shares held in your account under the 401(k) will not be voted.

What happens if I do not vote by proxy?

If you do not vote by proxy, the shares held in your name will not be voted unless you vote in person at the meeting. If you hold your shares through a broker and you do not provide your broker with specific instructions, your shares may be voted with respect to the proposals at your broker’s discretion, subject to applicable rules and regulations. If the broker does not vote those shares, these broker non-votes will have no effect on the outcome of the proposal.

How can I attend the annual meeting?

Shareholders as of the close of business on the record date, October 14, 2008, may attend the annual meeting. You may obtain directions to attend the meeting and vote in person by contacting our Investor Relations department at (845) 369-4600.

What happens if the annual meeting is postponed or adjourned?

If the meeting is postponed or adjourned, your proxy will remain valid and may be voted when the meeting is convened or reconvened. You may change or revoke your proxy until it is voted.

Will your independent registered public accounting firm participate in the meeting?

Yes. Our independent registered public accounting firm is Deloitte & Touche LLP. A representative of Deloitte & Touche LLP will be present at the meeting, will be available to answer any questions you may have and will have the opportunity to make a statement.

Are members of the Board of Directors required to attend the meeting?

Directors are encouraged, but not required, to attend the Company’s annual meeting of shareholders. All seven of our directors attended the 2007 Annual Meeting of Shareholders.

Who will pay the expenses incurred in connection with the solicitation of my vote?

We pay all costs and expenses related to preparation of these proxy materials and solicitation of your vote and all annual meeting expenses. We may retain a proxy solicitation firm to assist in the solicitation of proxies from shareholders for a fee, plus reimbursement for certain out-of-pocket expenses. In addition to soliciting proxies by mail, we may solicit proxies by telephone and personal contact. None of our directors, officers or employees will be specially compensated for these activities. We reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock, but we will not pay any compensation for their services.

Why did I receive more than one set of proxy materials?

If your household is receiving multiple copies of our annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to: The Dress Barn, Inc., 30 Dunnigan Drive, Suffern, New York 10901, Attention: Investor Relations.

You also may receive multiple sets of proxy materials if you hold your shares of our common stock in multiple accounts (such as through a brokerage account and an employee benefit plan, such as the 401(k)). You should vote your shares as described in each proxy or instruction card you receive.

How do I obtain a separate set of proxy materials if I share an address with other shareholders?

In order to reduce printing and postage costs, only one annual report and proxy statement is being delivered to multiple shareholders sharing an address unless the Company received contrary instructions from one or more of the shareholders sharing that address. If your household has received only one annual report and one proxy statement, the Company will deliver promptly a separate copy of the annual report and the proxy statement to any shareholder who sends a written request to: The Dress Barn, Inc., 30 Dunnigan Drive, Suffern, New York 10901, Attention: Investor Relations. If you wish to receive a separate annual report and proxy statement in the future, you can notify the Company by mailing a written request to the address above or by calling our Investor Relations Department at 845-369-4600.

Can I view these proxy materials electronically?

Yes. You may access these proxy materials and our annual report on our website at http://materials.proxyvote.com/261570. You can view all of our other filings with the Securities and Exchange Commission on our website at www.dressbarn.com. Click on “Investor Relations”, then under “Investor Relations Menu” click on “SEC”.

How can I receive copies of the Company’s year-end SEC filings?

We will furnish without charge to any shareholder who requests, in writing, a copy of this proxy statement and/or our Annual Report on Form 10-K, including financial statements and related schedules, for the fiscal year ended July 26, 2008, as filed with the SEC. Any such request should be directed to The Dress Barn, Inc., 30 Dunnigan Drive, Suffern, New York 10901, Attention: Investor Relations.

How do shareholders submit proposals for the Company’s 2009 Annual Meeting of Shareholders?

You may present matters for consideration at our next annual meeting either by: (i) having the matter included in our proxy statement and listed on our proxy card, or (ii) giving us timely advance notice of your intention to properly bring other business before the meeting.

To have your proposal included in our proxy statement and listed on our proxy card for the 2009 annual meeting, we must receive your proposal by July 8, 2009 and such proposal must otherwise comply with Rule 14a-8, as promulgated under the Securities Exchange Act of 1934.

To submit any other matter to a vote at the 2009 Annual Meeting (other than a shareholder proposal to be included in the Company's proxy materials, as described in the paragraph above), we must receive written notification of your proposal by [July 6, 2009] and such proposal must otherwise comply with the advance notice provision and other requirements of Article II, Section 7 of the Company’s By-laws, which are on file with the SEC (as Exhibit 3.4 to the Company’s Annual Report on Form 10-K filed with the SEC on September 24, 2008) and may be obtained from the Company upon written request.

Whether you desire to have your proposal included in the Company’s proxy statement for the 2009 Annual Meeting or otherwise brought before such meeting, you may submit your proposal in writing to: The Dress Barn, Inc., 30 Dunnigan Drive, Suffern, New York 10901, Attention: Investor Relations.

Can I see a list of shareholders entitled to vote at the 2008 Annual Meeting?

A complete list of the shareholders entitled to vote at the 2008 Annual Meeting is available for inspection at the principal office of the Company upon written request to the Company by a shareholder, and at all times during the 2008 annual meeting at the place of the meeting.

QUESTIONS AND ANSWERS
ABOUT OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

What is the makeup of the Board of Directors and how often are members elected?

Our Board of Directors currently has seven members, divided into three classes, each with a staggered three-year term of office. Only those directors whose terms are expiring as of the date of the 2008 annual meeting shall stand for election this year.

How often did the Board of Directors meet in fiscal 2008?

The Board of Directors met five times during fiscal 2008 and otherwise accomplished its business through the work of the committees described below. Each incumbent director attended at least 75% of the meetings of the Board and of the standing committees of which he or she was a member during fiscal 2008.

Do the non-management directors meet in regularly scheduled executive sessions?

Yes. The non-management members of our Board of Directors meet in regularly scheduled executive sessions without any members of management present.

How does the Board determine which directors are independent?

Our Board of Directors determines whether an individual director satisfies all of the independence standards of the SEC and the NASDAQ Global Select Market, as such standards may be amended from time to time, and also that the director has no material relationships with us (either directly or as a partner, shareholder or officer of any entity) that would be inconsistent with a finding of independence.

Which directors have been designated as independent?

Based on the analysis described below under the caption “Independence Determinations”, the Board affirmatively determined that a majority of the directors who will continue to serve on the Board following the annual meeting are independent. They include Kate Buggeln, Klaus Eppler, Randy L. Pearce and John Usdan.

What are the standing committees of the Board?

Our Board of Directors has three standing committees: the Audit Committee, the Nominating Committee and the Compensation and Stock Incentive Committee.

Who are the members of the standing committees?

Committee	Members	Chairperson

Audit Committee	Kate Buggeln	Randy L. Pearce
Randy L. Pearce
John Usdan

Nominating Committee	Klaus Eppler	Klaus Eppler
John Usdan

Compensation and Stock Incentive Committee	Kate Buggeln	John Usdan
Randy L. Pearce
John Usdan

Are all of the members of the standing committees independent?

Yes. The members of each of the standing Committees have been deemed independent by the Board of Directors.

Do all of the standing committees operate under a written charter?

Yes. The charters of each of the standing committees are available for viewing on our website at www.dressbarn.com. Click on “Investor Relations”, then under “Investor Relations Menu” click on “Committees/Members”. Paper copies will be provided to any shareholder upon written request to: The Dress Barn, Inc., 30 Dunnigan Drive, Suffern, New York 10901, Attention: Investor Relations.

What are the functions of the standing committees?

Audit Committee

It is the responsibility of the Audit Committee to assist the Board of Directors in its oversight of our financial accounting and reporting practices. The duties of the Audit Committee include monitoring our financial reporting process and system of internal controls; selecting our independent registered public accounting firm; monitoring the independence and performance of our independent registered public accounting firm and internal auditing function; and providing an avenue of communication among the independent registered public accounting firm, management, the internal auditing functions and the Board of Directors. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to our independent registered public accounting firm as well as our internal auditors. The Audit Committee has the ability to retain, at our expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The Board has determined that Mr. Pearce, a member of the Audit Committee, qualifies as an “audit committee financial expert”, and that each Audit Committee member is “financially literate” and “independent” as defined by the SEC’s regulations and the NASDAQ’s listing standards.

Nominating Committee

The function of the Nominating Committee is to provide assistance to the Board of Directors in the selection of candidates for election and re-election to the Board. The Committee utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the Committee through current directors, members of management, shareholders or other persons. From time to time, the Committee may also engage a search firm to assist in identifying potential Board candidates, although no such firm was used to identify any of the nominees for director proposed for election at the 2008 Annual Meeting of Shareholders. Once the Committee has identified a prospective nominee, the Committee evaluates the prospective nominee against the standards and qualifications set out in the Committee’s charter, including the individual’s potential contributions in providing advice and guidance to the Board and management. The Committee seeks to identify nominees who possess a wide range of experience, skills, areas of expertise, knowledge and business judgment. The Committee evaluates all candidates for director, regardless of the person or firm recommending such candidate, on the basis of the length and quality of their business experience, the applicability of such candidate’s experience to us and our business, the skills and perspectives such candidate would bring to the Board and the personality or “fit” of such candidate with existing members of the Board and management. Successful nominees must have a history of superior performance or accomplishments in their professional undertakings and should have the highest personal and professional ethics and values.

Compensation and Stock Incentive Committee

The function of the Compensation and Stock Incentive Committee is to assist the Board of Directors by (i) considering and determining all matters relating to the compensation of our Chairman, President and Chief Executive Officer and our other executive officers, including the named executive officers; (ii) administering and functioning as the committee that is authorized to grant stock options, restricted stock and other equity awards to executive officers and such other key executives and employees as the Committee shall determine under our Equity Incentive Plan (as defined below); and (iii) reviewing and reporting to the Board on such other matters as may be appropriately delegated by the Board for the Committee’s consideration.

How many times did each standing committee meet in fiscal 2008?

During fiscal 2008, the Audit Committee met nine times. The Compensation and Stock Incentive Committee met four times. The Nominating Committee met one time.

How does the Board evaluate director candidates recommended by shareholders?

The Nominating Committee does not evaluate shareholder nominees differently than any other nominee. Pursuant to policies set forth in our Nominating Committee Charter, our Nominating Committee will consider shareholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of shareholders. To be timely for the 2009 annual meeting, the notice must be received within the time frame discussed above under the heading “How do shareholders submit proposals for the Company’s 2009 Annual Meeting of Shareholders?” To be in proper form, the notice must, among other things, include each nominee’s written consent to serve as a director if elected, the number of shares held of record and beneficially owned by the nominee, and any other information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934.

How are directors compensated?

Cash Compensation

The annual fee we pay our directors who are not also officers or consultants of the Company is $25,000.  In addition, such directors are also paid $1,000 per regular meeting attended in person. No payments are made to directors who participate in telephonic board meetings. There were five in-person board meetings in fiscal 2008. The annual fee we pay each member of the Audit Committee is $6,000, the Compensation and Stock Incentive Committee is $4,000 and the Nominating Committee is $1,000. The annual fee paid to the Chair of the Audit Committee is $5,000, and the annual fee paid to the Chair of the Compensation and Stock Incentive Committee is $2,500. Mr. Eppler, who serves as Board secretary and attends meetings of the standing committees, receives an additional $1,000 for each committee meeting that he attends and for which he serves as Secretary. Burt Steinberg has a written consulting agreement with the Company. In accordance with his consulting agreement, he receives $2,000 for each board meeting he attends in person.

Equity Compensation

Historically and in fiscal 2008, each director, whether or not employed by the Company, except for David R. Jaffe, our President and CEO, was also granted non-qualified stock options to purchase 10,000 shares of our common stock upon such director’s election by our shareholders to a new three-year term on the Board, with annual vesting of 3,333 shares from the date of the option grant, and with an exercise price equal to the average of the high and low stock prices of our common stock on the date of grant. However, on September 18, 2008, the Board approved a new stock option grant policy, pursuant to which directors would transition from a three-year option grant cycle to an annual option grant cycle. In order to ensure that stock option grants are made on a consistent basis among our directors, stock option grants to our directors under our new stock option grant policy are being phased in as follows: on September 18, 2008, (a) directors who were re-elected to the board in 2007 (Elliot S. Jaffe and Burt Steinberg), each received options to purchase 5,000 shares of our common stock, (b) directors who were re-elected to the board in 2006 (John Usdan and Randy L. Pearce), each received options to purchase 10,000 shares of our common stock, and (c) directors who are nominees for re-election as directors (other than David R. Jaffe) at the 2008 Annual Meeting of Shareholders (Klaus Eppler and Kate Buggeln), each received options to purchase 15,000 shares of our common stock, at an exercise price equal to the average of the high and low stock price of our common stock on the date of grant.

Commencing in 2009, all directors (except for David R. Jaffe) will be eligible to receive options to purchase 5,000 shares of our common stock annually. Therefore, commencing in 2009, all directors (except for David R. Jaffe) will be eligible to receive options to purchase 15,000 shares of common stock over each three-year period. This is a 5,000 share increase over the historical number of stock options for 10,000 shares every three years.

Commencing with the stock options granted to all directors (except for David R. Jaffe) on September 18, 2008, if a non-employee director that has served on the Board for at least three years ceases to be a member of the Board of Directors for any reason (other than for Cause, as defined below), then all of such director’s unvested stock options (granted on or after September 18, 2008) will immediately vest and remain exercisable for a period of six months following termination of such directorship, provided that no option will be exercisable for a period longer than the original term of that option. Notwithstanding the foregoing, if a non-employee director receives a grant of stock options and is nominated for re-election to the Board at a meeting of shareholders to be held within six (6) months after the date of the grant, such option grant shall terminate and shall not become vested if such director either (a) is no longer serving on the Board on the date of such Meeting of Shareholders; or (b) is not re-elected to the Board at such Meeting of Shareholders, or any adjournment thereof.

“Cause” shall mean, with respect to a non-employee director’s termination, any of the following: (i) willful malfeasance, willful misconduct or gross negligence by such director in connection with his or her duties, (ii) continuing refusal by a director to perform his or her duties under any lawful direction of the Board after notice of any such refusal to perform such duties or direction was given to such director, (iii) any willful and material breach of fiduciary duty owing to the Company or its affiliates by the director, (iv) the director’s conviction of a felony or any other crime resulting in pecuniary loss to the Company or its affiliates (including, but not limited to, theft, embezzlement or fraud) or involving moral turpitude, or (v) habitual drunkenness or narcotics addiction.

In addition, commencing with the stock options granted on September 18, 2008 to directors who are also employees of the Company (i.e., David R. Jaffe), if such employee-director ceases to be an employee of the Company for any reason (other than Cause, as defined above), and such employee has achieved the “Total Years Test” (as defined below) as of his or her last day of employment, then all of such employee’s unvested stock options (granted on or after September 18, 2008) will continue to vest and remain exercisable for a period of five years from the date of termination, provided that no option will be exercisable for a period longer than the original term of that option, and provided further that after the last unvested option vests, all options shall remain exercisable for one year thereafter, but not longer than the original term of each option. The “Total Years Test” shall mean 75 years, determined based on the sum of (i) the total number of years of employment with the Company or an affiliate plus (ii) the employee’s age, which shall be at least age 60.

Other Arrangements

On July 18, 2006, we entered into a consulting agreement with Burt Steinberg, under which Mr. Steinberg provides consulting services for up to 40 days per year. The fees paid to Mr. Steinberg under this arrangement are reflected in the “All Other Compensation” column in the Director Compensation Table below.

Our President and Chief Executive Officer and our Chairman of the Board are executive officers of the Company and do not receive any cash compensation for their services as director. Compensation paid to these individuals for their services as executive officers during fiscal 2008 is reflected in the Summary Compensation Table below. As noted above under “Equity Compensation”, our Chairman, Elliot S. Jaffe, is eligible to receive annually options to purchase 5,000 shares of common stock.

FISCAL 2008 DIRECTOR COMPENSATION TABLE

The following table provides each element of non-employee director compensation for fiscal 2008.

	Fees
	Earned	Option	All Other
	or Paid in	Awards ($)	Compensation		Total
Name	Cash ($)	(1)	($)		($)

Kate Buggeln	$39,000	$43,797	—		$82,797
Klaus Eppler	39,000	43,797	—		82,797
Randy L. Pearce	44,000	38,996	—		82,996
John Usdan	42,500	25,275	—		67,775
Burt Steinberg	—	61,133	122,109	(2)	183,242

(1)
The amounts shown represent the compensation cost we recognized in fiscal 2008 related to option awards calculated in accordance with FAS 123R, and therefore include amounts from awards granted in and prior to fiscal 2008. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of the valuation assumptions used in connection with option grants made in fiscal 2008, 2007 and 2006, see “Share-based compensation” under Note 1 of the Notes to Consolidated Financial Statements in our 2008 Annual Report on Form 10-K filed with the SEC on September 24, 2008.

The full grant date fair value of the non-qualified options to purchase 10,000 shares of our common stock granted on November 28, 2007 to Mr. Steinberg, calculated in accordance with FAS 123R, was $43,800.

As of July 26, 2008, the aggregate number of vested and unvested stock options held by each non-employee director were:

	Number of	Number of
	Vested	Unvested
Name	Options	Options

Kate Buggeln	17,764	6,680
Klaus Eppler	19,986	6,680
Randy L. Pearce	7,773	8,893
John Usdan	10,133	6,667
Burt Steinberg	13,320	16,680

(2)	Amounts paid to Mr. Steinberg for consulting services.

Do you have a written Code of Ethics?

Yes, our Board of Directors has adopted a “Code of Ethics for Senior Financial Officers”, which can be viewed at www.dressbarn.com. Click on “Investor Relations”, then under “Investor Relations Menu” click on “Code of Ethics”. This code complies with the requirements of the Sarbanes-Oxley Act of 2002 pertaining to codes of ethics for chief executives and senior financial and accounting officers. If we amend or waive a provision of our “Code of Ethics for Senior Financial Officers” that applies to our principal executive officer, principal financial officer or controller we will post such information at this location on our website. Paper copies of the code of ethics will be provided to any shareholder upon request.

Do you have a Whistleblower Policy?

Yes, as required by the Sarbanes-Oxley Act of 2002, we have established a confidential hotline for associates to call with any information regarding concerns about accounting or auditing matters. All calls are referred to the Chairman of the Audit Committee of the Board of Directors. Our “Whistleblower Policy” can be viewed on our website at www.dressbarn.com.. Click on “Investor Relations”, then under “Investor Relations Menu” click on “Whistleblower Policy”.

How can I communicate with members of the Board of Directors?

You may contact any member of the Board of Directors as follows:

Write to our Board of Directors at:

Dress Barn’s Board of Directors
c/o Chair of the Audit Committee
The Dress Barn, Inc.
30 Dunnigan Drive
Suffern, New York 10901

To the extent reasonably practical under the circumstances, all such communications are treated confidentially and you can remain anonymous when communicating your concerns.

When do your fiscal years end?

Our fiscal years end on the last Saturday in July. References in this proxy statement to a “fiscal year” are to the calendar year in which the fiscal year ends. For example, the fiscal year ended July 26, 2008 is referred to as “fiscal 2008”.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of October 14, 2008 (unless otherwise noted) by each of our directors, each of our Named Executive Officers, all of our directors and executive officers as a group; and each person who is known by us to beneficially own more than 5% of our common stock.

Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

	Number of
	Shares of
	Common
	Stock
	Beneficially	Percent
Name of Beneficial Owner:	Owned	of Class (18)

Directors and Executive Officers:
Elliot S. Jaffe (1)	1,029,359	1.74%
David R. Jaffe (2)	5,881,164	9.55%
Vivian Behrens (3)	158,271	*
Armand Correia (4)	101,150	*
Burt Steinberg (5)	72,962	*
Gene Wexler (6)	43,141	*
Klaus Eppler (7)	28,148	*
Kate Buggeln (8)	24,444	*
John Usdan (9)	15,466	*
Randy L. Pearce (10)	13,332	*
All Directors and Executive Officers
as a group (consisting of 10 persons) (11)	7,367,438	11.87%
* Represents less than 1% of class

Other Beneficial Owners:

Elise Jaffe (12)	5,003,832	8.24%
c/o The Dress Barn, Inc.
30 Dunnigan Drive
Suffern, New York 10901

Richard Jaffe (13)	4,526,298	7.48%
c/o The Dress Barn, Inc.
30 Dunnigan Drive
Suffern, New York 10901

PRIMECAP Management Company (14)	6,050,000	9.99%
225 Lake Avenue #400
Pasadena, CA 91101

Stadium Capital Management, LLC (15)	5,486,192	9.06%
Alexander M. Seaver;
Bradley R. Kent; and
Stadium Relative Value Partners, L.P.
19785 Village Office Court, Suite 101
Bend, OR 97702

See footnotes on the following page

Vanguard Horizon Funds (16)	4,970,000	8.21%
Vanguard Capital Opportunity Fund
100 Vanguard Blvd.
Malvern, PA 19355

Royce & Associates, LLC (17)	4,731,365	7.82%
1414 Avenue of the Americas
New York, NY 10019

(Footnotes relating to the “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT” table on the preceding page and above.)

(1)
Consists of 524,557 shares owned directly by Elliot S. Jaffe, 381,469 shares owned by his wife, Mrs. Roslyn S. Jaffe, and 123,333 shares covered by options exercisable by Elliot S. Jaffe within 60 days of October 14, 2008.

(2)
Consists of 4,792,320 shares owned directly by David R. Jaffe (of which 1,776,298 shares are pledged in margin accounts), 8,844 restricted shares subject to vesting restrictions and 1,080,000 shares covered by options exercisable within 60 days of October 14, 2008.

(3)
Consists of 8,490 shares owned directly by Vivian Behrens, 19,581 restricted shares subject to vesting restrictions and 130,200 shares covered by options exercisable within 60 days of October 14, 2008.

(4)	Consists of 1,150 shares owned directly by Armand Correia, 4,000 restricted shares subject to vesting restrictions and 96,000 shares covered by options exercisable within 60 days of October 14, 2008.
(5)	Consists of 56,309 shares owned directly by Burt Steinberg and 16,653 shares covered by options exercisable within 60 days of October 14, 2008.
(6)	Consists of 4,514 shares owned directly by Gene Wexler, 5,027 restricted shares subject to vesting restrictions and 33,600 shares covered by options exercisable within 60 days of October 14, 2008.
(7)	Consists of 1,482 shares owned directly by Klaus Eppler and 26,666 shares covered by options exercisable within 60 days ofOctober 14, 2008.
(8)	Consists of 24,444 shares covered by options exercisable by Kate Buggeln within 60 days of October 14, 2008
(9)	Consists of 2,000 shares owned directly by John Usdan and 13,466 shares covered by options exercisable within 60 days of October 14, 2008.
(10)	Consists of 13,332 shares covered by options exercisable Randy Pearce within 60 days of October 14, 2008
(11)	Includes 1,557,694 shares covered by options exercisable by Directors and Executive Officers within 60 days of October 14, 2008.
(12)	Consists of 4,790,876 shares owned directly by Elise Jaffe, 956 restricted shares subject to vesting restrictions and 212,000 shares covered by options exercisable within 60 days of October 14, 2008.
(13)	Consists of 4,526,298 shares owned directly by Richard Jaffe.
(14)
Based solely on information set forth in the Schedule 13G/A filed with the SEC on April 3, 2008 by PRIMECAP Management Company, which indicates that PRIMECAP Management Company has sole dispositive power over 6,050,000 shares and sole voting power over 793,600 shares.

(15)
Based solely on information set forth in the Schedule 13G filed jointly with the SEC on January 11, 2008 by Stadium Capital Management, LLC ("SCM"), Alexander M. Seaver, Bradley R. Kent, and Stadium Relative Value Partners, L.P. ("SRV"), which indicates that (i) each of SCM and Messrs. Seaver and Kent have shared voting and dispositive power over 5,486,192 shares; and (ii) SRV has shared voting and dispositive power over 3,695,603 shares.

(16)	Based solely on information set forth in the Schedule 13G/A filed with the SEC on February 27, 2008 by Vanguard Horizon Funds-Vanguard Capital Opportunity Fund.
(17)	Based solely on information set forth in the Schedule 13G/A filed with the SEC on January 28, 2008 by Royce & Associates, LLC.
(18)
Based on 60,535,578 shares outstanding on September 25, 2008. Shares subject to stock options which are currently exercisable or will become exercisable within 60 days after September 25, 2008, are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Certificate of Incorporation provides for a classified Board divided into three classes, each with a staggered three-year term of office and each class of directors as nearly equal in number as possible. At the 2008 Annual Meeting of Shareholders, three directors are to be elected for three-year terms. On the recommendation of the Nominating Committee, the Board has nominated David R. Jaffe, Klaus Eppler and Kate Buggeln, current directors whose terms of office expire at the 2008 Annual Meeting of Shareholders, for election for three-year terms expiring at the 2011 Annual Meeting of Shareholders.

Directors will be elected by a plurality of the votes cast at the 2008 Annual Meeting of Shareholders. This means that the three nominees with the most votes for election for the three-year terms will be elected. We will count only votes cast for a nominee, except that a shareholder’s proxy will be voted FOR the three nominees described in this Proxy Statement unless the shareholder instructs the proxy holders to the contrary in his or her proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW TO SERVE AS DIRECTORS.

Information about Director Nominees

Following is information regarding the nominees and the other continuing directors.

Nominees for Election as Director for Three-Year Terms Expiring in 2011

Name of Nominee and Age	Director Since
David R. Jaffe, 49	2001
Klaus Eppler, 78	1993
Kate Buggeln, 47	2004

DAVID R. JAFFE has been our President and Chief Executive Officer (“CEO”) since 2002. Previously, he had been Vice Chairman and Chief Operating Officer since 2001. Mr. Jaffe joined our Company in 1992 as Vice President Business Development and became Senior Vice President in 1995, Executive Vice President in 1996 and Vice Chairman in 2001. He is the son of Elliot S. and Roslyn S. Jaffe. Elliot S. Jaffe is Chairman of the Board and an executive officer. Roslyn S. Jaffe is a Founder and Director Emeritus. David R. Jaffe is the brother of Elise Jaffe, a non-executive officer and a more than 5% shareholder, and Richard Jaffe, a more than 5% shareholder.

KLAUS EPPLER is a pensioned partner in the law firm of Proskauer Rose LLP. He was an equity partner of Proskauer Rose LLP from 1965 to 2001. Mr. Eppler is also a Director of Bed Bath & Beyond Inc.

KATE BUGGELN is on the Governing Board of the Business Council for Peace. Ms. Buggeln was Senior Vice President, Strategic Planning and Business Development for Coach, Inc. from 2001 to 2004.

Directors with Terms Expiring in 2009

Name of Director and Age	Director Since
John Usdan, 50	2002
Randy L. Pearce, 53	2005

JOHN USDAN has, since 1981, been President of Midwood Management Corporation, a company specializing in real estate ownership, development and management.

RANDY L. PEARCE has been the Senior Executive Vice President and Chief Financial and Administrative Officer of Regis Corporation, an owner, operator and franchisor of hair and retail product salons, since 1998, and has held various executive positions at Regis Corporation since 1985.

Directors with Terms Expiring in 2010

Name of Director and Age	Director Since
Elliot S. Jaffe, 82	1966
Burt Steinberg, 63	1983

ELLIOT S. JAFFE, Chairman of the Board and a Founder of our Company, was Chief Executive Officer from the founding of our Company in 1962 until 2002. Mr. Jaffe is the spouse of Roslyn S. Jaffe, a Founder and Director Emeritus of our Company, and they are the parents of David R. Jaffe, a director and CEO, Elise Jaffe, a non-executive officer and a more than 5% shareholder, and Richard Jaffe, a more than 5% shareholder.

BURT STEINBERG, Executive Director since 2001, was Chief Operating Officer of our Company from 1989 until 2001, first as President and then as Vice Chairman. Mr. Steinberg was in charge of our merchandising activities from 1982 until 2001. He is also a Director of Provident New York Bancorp.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation and Stock Incentive Committee was an officer or employee of our Company during fiscal 2008. No executive officer of the Company served during fiscal 2008 as a director or member of a compensation committee of any entity one of whose executive officers served on the Board or the Compensation and Stock Incentive Committee of the Company.

Independence Determinations

Our Board of Directors has determined that a majority of the Board and all members of the standing committees are independent pursuant to applicable SEC and NASDAQ rules, and, in addition, in the case of the Compensation and Stock Incentive Committee, pursuant to applicable tax rules. Our independent directors include Kate Buggeln, Klaus Eppler, Randy L. Pearce and John Usdan.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

 Overview

This Compensation Discussion and Analysis describes the compensation philosophy, objectives, policies and practices with respect to our named executive officers (the “NEOs”). The NEOs are the President/CEO, the Chairman of the Board, the Chief Financial Officer, the Chief Marketing Officer and the General Counsel.

Role of Our Compensation and Stock Incentive Committee

Our Compensation and Stock Incentive Committee (the “Compensation Committee”) reviews and approves salaries and other compensation of the Chairman of the Board and all senior executives of the Company (including the NEOs), and its dressbarn and maurices divisions. Our Compensation Committee also administers the Company’s 2001 Stock Incentive Plan (as amended, the “Equity Incentive Plan”), and review goals and other matters relating to the Company’s other bonus and incentive plans for senior executives.

Role of Executive Officer in Compensation Decisions

David R. Jaffe, our President and CEO, annually reviews the performance of each NEO with the Compensation Committee and makes recommendations with respect to each key element of executive compensation for each NEO, excluding himself, as well as senior executives from both divisions. Based in part on these recommendations and other considerations discussed below, the Compensation Committee reviews and approves the annual compensation package of our NEOs.

Compensation Program Objectives and Philosophy

The overall objective of our executive compensation program is to attract highly skilled, performance-oriented executives and to motivate them to achieve outstanding results through appropriate incentives. We focus on the following core principles in structuring an effective compensation program that meets our stated objectives:

Total Compensation — Our compensation philosophy focuses on each executive’s total compensation. Total compensation includes a base salary, an annual incentive bonus, long-term incentive compensation consisting of stock options and restricted stock and various employee benefits.

Performance of Company and our Stock Price— We endeavor to align executive compensation with the achievement of operational and financial results and increases in shareholder value. Our compensation program includes significant performance-based remuneration and is designed to ensure that our executives have a larger portion of their total compensation “at risk” based on Company performance than we believe is generally the case with specialty retailers. We believe this feature creates a meaningful incentive for outstanding performance and an effective retention tool. Two of the elements (the annual incentive bonus and performance-based restricted stock) are entirely “at risk” based on Company performance and will not be earned if the Company does not achieve threshold performance goals. Company performance below threshold levels results in no awards of compensation other than base salary and, commencing in the first quarter of fiscal 2009, an annual grant of non-qualified stock options.

Our program also features substantial stock-related components, including time-vesting stock options and time-vesting restricted stock. The value of both the stock options and the restricted stock depends on our stock price. Because the stock options vest over a five-year period after the grant date, and restricted stock vests over either a five-year period (for special awards) or a three-year period (for performance-based restricted stock), the value of these components of compensation to our executives is dependent on the performance of our stock price over a period of many years. This aligns the interests of our executives with the long-term interests of our shareholders. Because of this long-term alignment of interests, we do not have either minimum stock ownership guidelines or stock sale guidelines for our executives.

Compensation Benchmarking; Role of Compensation Consultants

Prior to the beginning of fiscal 2007, the Compensation Committee engaged Mercer Human Resource Consulting (“Mercer”), as its independent compensation consultant, to assist the Compensation Committee in analyzing competitive compensation levels for our Chairman and President/CEO. Mercer selected 19 companies for comparison to our Chairman and President/CEO’s salary, bonus and LTIP restricted stock based on the following criteria:

—SIC codes similar to the Company (including women’s clothing, apparel and accessories, women’s, miss and juniors outerwear, and apparel and other finished products)

—revenues approximately one-half to two times the Company’s fiscal year 2005 revenue of $1 billion.

For the fiscal 2007 analysis, Mercer chose a peer group of specialty retailers for comparison to our Chairman and President/CEO’s compensation consisting of the following component companies:

Aeropostale Inc. (ARO); American Eagle Outfitters Inc. (AEO); Ann Taylor Stores Corp. (ANN); Bebe Stores Inc. (BEBE); Cato Corp. (CTR); Charlotte Russe Holding Inc. (CHIC); Charming Shoppes Inc. (CHRS); Chicos FAS Inc. (CHS); Childrens Place Retail Stores (PLCE); Deb Shops Inc. (DEBS); Gymboree Corp. (GYMB); Hot Topic Inc. (HOTT); Men’s Warehouse Inc. (MW); Stage Stores Inc. (SSI); Stein Mart Inc. (SMRT); Talbots Inc. (TLB); Too Inc. (now Tween Brands Inc.)(TWB); United Retail Group Inc. (URGI); and Urban Outfitters Inc. (URBN).

With respect to fiscal 2008 compensation for the Chairman and President/CEO, the Compensation Committee did not engage a compensation consultant.

Each year, we seek to target salary compensation for our NEOs at approximately the 50th percentile of the applicable peer group. The Compensation Committee reviews and approves the recommended peer group changes as necessary. With respect to the salaries of our NEOs, the Compensation Committee reviews the annual salary studies published by Mercer for the National Retail Federation.

Compensation Program Elements

Our philosophy serves to cultivate a pay-for-performance environment. Our executive compensation plan design has four key elements:

a. Base Salary

b. Annual Incentive Bonus

c. Non-Qualified Stock Options

d. Long-Term Incentive Plans (“LTIPs”), which consist of performance-based restricted stock

We do not consider change-in-control payments to be a key element of executive compensation for our NEOs. The only NEO with any change-in-control arrangement is our President/CEO. For a description of that arrangement, see “Potential Payments Upon Termination or Change in Control—David R. Jaffe” below. We also do not consider employee benefits or perquisites to be a key element of executive compensation for our NEOs. For a description of perquisites received by our NEOs in fiscal 2008, see the details of the amounts included in the “All Other Compensation” column of the Summary Compensation Table below.

We allocate compensation between short-term and long-term components and between cash and equity in order to maximize executive performance and retention. Long-term compensation and equity awards comprise an increasingly larger proportion of total compensation as position level increases.

Base Salary

Base salary represents the annual salary paid to each executive. For salaries for our NEOs (excluding the Chairman) we seek to target approximately the 50th percentile of our peer group. We review base salaries in the first quarter of each new fiscal year (i.e., the fiscal year which follows the completed fiscal year for which executive compensation is described in this Proxy Statement) and increases, where applicable, are typically effective on or about October 1 of the new fiscal year. Because the Company fell significantly short of its financial goals for fiscal 2008, David Jaffe, Mr. Correia and Mr. Wexler did not receive a salary increase in the first quarter of fiscal 2009. Ms. Behren’s salary was increased as of October 1, 2008 from $310,000 to $320,000. The Chairman’s salary is increased, pursuant to his employment agreement, each year based on a cost-of-living adjustment.

Annual Incentive Bonus Plans

The Compensation Committee believes that a substantial percentage of each executive officer’s annual compensation should tie directly to the financial performance of the Company as well as to the executive’s own individual performance. The Company maintains two annual cash bonus plans: (i) the Management Incentive Plan, and (ii) the Executive 162(m) Bonus Plan.

We structure both bonus plans to encourage the achievement of above-market annual performance targets and to recognize annual Company performance. The bonus plans help to focus the executive team on key annual objectives and business drivers, which we believe will support growth of Company EBITDA (“EBITDA” represents Earnings before Interest, Taxes, Depreciation and Amortization), improvement in overall operations, and increases in shareholder value. We establish an executive’s annual incentive bonus as a percentage of base salary, with increases in target percentages directly related to position level. This approach places a proportionately larger percentage of total annual pay at risk based on Company performance for our executives relative to position level. The target award opportunity for our CEO is equal to 100% of base salary and the target award opportunities for our other NEOs (excluding the Chairman) are equal to 60% of base salary.

Management Incentive Plan (“MIP”)

The Management Incentive Plan (“MIP”) covers all dressbarn division executives at the level of Manager or above and selected salaried employees at the maurices division. In fiscal 2008, approximately 180 executives participated in the MIP. All of the NEOs participated in the MIP for fiscal 2008 (other than the Chairman, who does not participate in any annual incentive programs, and the President/CEO, who participated in the Executive 162(m) Bonus Plan). For executives at the Director level and above, which includes of the NEOs Armand Correia, Vivian Behrens and Gene Wexler, the performance goals under the MIP for fiscal 2008 had three components:

40% attributable to division (i.e., dressbarn or maurices) financial goals, as follows:
—20% on division EBITDA dollars
—20% on division EBITDA as a percent of sales
20% Company financial goals, as follows:
—10% on Company EBITDA dollars
—10% on Company EBITDA as a percent of sales
40% Personal Goals

For the three NEOs mentioned above who participated in the MIP in fiscal 2008, their divisional financial goals and personal goals were based primarily on the dressbarn division and partially on the maurices division.

The MIP award is calculated by adding the components corresponding to the achievement of each of the goals, up to the maximum bonus percentage for each participant in the bonus plan. Maximum bonus percentages increase with position level. For Mr. Correia, Ms. Behrens and Mr. Wexler, each of whom is a Senior Vice President, the maximum bonus award for fiscal 2008 was 60% of his or her base salary. If a participant’s employment terminates for any reason prior to the payout date, they will not be eligible for an award, unless they terminate after December 31, 2008 and the bonus has not yet been paid.

Executive 162(m) Bonus Plan

For fiscal 2008, our President and CEO, David R. Jaffe, was the only participant in the Executive 162(m) Bonus Plan (the “162(m) Plan”). The 162(m) Plan is used instead of the MIP for those executives who may be affected by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and are designated by the Compensation Committee to be subject to the 162(m) Plan. Code Section 162(m) generally disallows a Federal income tax deduction to any publicly held corporation for non-performance based compensation paid in excess of $1,000,000 in any taxable year to certain NEOs. The Company structures awards under the 162(m) Plan so that compensation under this plan is intended to qualify as “performance-based compensation” eligible for continued deductibility. Performance-based compensation satisfying the requirements of Code Section 162(m) is excluded from the $1,000,000 deductibility cap.

The maximum performance award payable to any individual under the 162(m) Plan for any one-year performance period will not exceed 100% of his or her annual base salary for the year.

The President/CEO’s performance goals for fiscal 2008 were as follows:

10% on the Company’s EBITDA dollars
10% on the Company’s EBITDA as a percent of sales
20% on the EBITDA of the dressbarn division
20% on the EBITDA of the maurices division
40% personal goals, which were approved at the beginning of fiscal 2008 by the Compensation Committee

Fiscal 2008 Performance Metrics

For fiscal 2008, for each participant in the MIP bonus program (which included Mr. Correia, Ms. Behrens and Mr. Wexler) and the sole participant in the 162(m) Plan (our President/CEO), the Compensation Committee established the following performance goals, which were substantially uncertain to be achieved when approved, and which were based on our Board-approved financial plan and the recommendation of our President/CEO. These financial goals represented a significant increase above the prior year’s financial achievements.

Performance Goals	fiscal 2008 Results	Payout Percentage (1)

Company EBITDA dollars—$225.2 million	$161.4 million	0.0%
Company EBITDA as a percent of sales—14.30%.	11.16%	0.0%
dressbarn division EBITDA dollars—$134.8 million.	$71.0 million	0.0%
dressbarn division EBITDA as a percent of sales—13.42%	7.99%	0.0%
maurices division EBITDA dollars—$90.5 million	$90.4 million	99.3%
maurices division EBITDA as a percent of sales—15.83%	16.25%	103.3%

(1) The Payout Percentage is not calculated by dividing the fiscal 2008 results by the performance goal amount or percentage. Rather, the MIP Plan has pre-established percentage payouts based on various levels of achievement of the performance goals, with interpolation in between.

For an NEO (other than the Chairman), in order to achieve any portion of either the two 10% bonus components based on Company EBITDA dollar and EBITDA percentage of sales goals, the Company needed to achieve more than 95% of either goal, respectively. To achieve any portion of either of the two 20% divisional bonus components based on divisional EBITDA dollar and EBITDA percentage of sales goals, the division needed to achieve more than 95% of either goal, respectively.

Each NEO (other than the Chairman), at the beginning of fiscal 2008, submitted, with the recommendation of the CEO, other than with respect to himself, and had approved by the Compensation Committee personal goals totaling 100 points. After the end of fiscal 2008, the bonus review committee (which consists of certain members of senior management) reviewed each participant’s achievement of his or her personal goals. The scoring was from the lowest rating of “1” to the highest rating of “5”. Therefore, the highest rating possible would be 500 points (i.e., a rating of 5 on all personal goals). If the Company or a division achieves greater than 95% of its financial goals, then an NEO needs at least 300 points to receive a threshold payment of 20% of the target bonus, at least 400 points to receive a target payment of 100% of the target bonus, and at least 475 points to receive the maximum payment of 150% of the target bonus. However, in no case can the total bonus payments from achievement of the Company financial goals and the personal goals exceed 100% of the target award.
The Chairman is not a participant in any bonus programs. For fiscal 2008, the Compensation Committee awarded no bonus to the President and CEO based on his not meeting all of his performance goals for fiscal 2008. For fiscal 2008, the other three NEO’s each received a partial bonus under the MIP Plan due to their involvement with the maurices division and the fact that the maurices division achieved approximately 100% of its divisional goals, as follows: $41,422 for Mr. Correia; $59,520 for Ms. Behrens; and $32,400 for Mr. Wexler.

Non-Qualified Stock Options and Restricted Stock under the Company’s Equity Incentive Plan

The Equity Incentive Plan, as amended and restated in 2005, provides that key employees and non-employee directors of the Company or an affiliate may be granted (i) options to acquire shares of the Company’s common stock, or (ii) shares of restricted stock (collectively, “Awards”). The purpose of the Company’s Equity Incentive Plan is to enhance the profitability and value of the Company for the benefit of its shareholders by enabling the Company to offer eligible participants Awards, thereby linking shareholder and eligible participants’ interests. The Plan also creates a means to raise the level of stock ownership by our executives, in order to attract, retain and reward these individuals. Each Award is subject to a maximum grant to an eligible participant in any year of 400,000 option shares and 400,000 shares of restricted stock that are intended to be “performance based” compensation under Code Section 162(m), subject to customary adjustments, with any unused portion of the limitation available to be carried forward.

The Equity Incentive Plan is designed to meet the requirements of Section 162(m) of the Code in order to preserve the Company’s ability to take compensation expense deductions in connection with the exercise of options granted and the vesting of performance-based restricted stock.

Conversion from three-year to one-year stock option grant cycles

The Compensation Committee has historically granted options to employees, and the Board has granted options to non-employee directors, once every three years. However, on September 18, 2008, the Compensation Committee approved with respect to employees, and the Board approved with respect to non-employee directors, a new stock option grant policy, pursuant to which officers and members of the Board would transition from a three-year option grant cycle to annual grants of options. The Compensation Committee and the Board believe that the change to annual grants of options will improve our ability to attract and retain talented directors and executives. In addition, it will allow us to grant options each year to all directors and executives at the same exercise price; under the old three-year option cycle program, directors and executives received option grants at different exercise prices, depending on which year they received their option grants. In order to effect the transition from three-year to one-year option grant cycles, on September 18, 2008, the Compensation Committee and the Board approved the following stock option grants:

a.
2008 Cycle Participants. For those participants whose 3-year cycle would normally occur in September 2008, which is part of our fiscal 2009 year, they received in September 2008, upon the recommendation of management and the approval of the Compensation Committee, 100% of the number of options that they would otherwise receive once every 3 years. Every year thereafter, commencing in September 2009, they will be eligible to receive, subject to the recommendation of management and the sole discretion of the Compensation Committee, an annual grant equal to 1/3 of the number of options that they were eligible to receive in September 2008. Of our NEOs, David R. Jaffe, Mr. Correia, Ms. Behrens and Mr. Wexler each fell into this category and received in September 2008 an option grant of 250,000; 60,000; 60,000; and 50,000 options, respectively.

b.
2009 Cycle Participants. For those participants whose 3-year cycle would normally occur in September 2009, which is part of our fiscal 2010 year, they received in September 2008, upon the recommendation of management and the approval of the Compensation Committee, two-thirds of the number of options that they would otherwise receive in September 2009. Every year thereafter, commencing in September 2009, they will be eligible to receive, subject to the recommendation of management and the sole discretion of the Compensation Committee, an annual grant equal to 1/2 of the number of options that they were eligible to receive in September 2008.

c.
2010 Cycle Participants. For those participants whose 3-year cycle would normally occur in September 2010, which is part of our fiscal 2011 year, they received in September 2008, upon the recommendation of management and the approval of the Compensation Committee, one-third of the number of options that they would otherwise receive in September 2010. Every year thereafter, commencing in September 2009, they will be eligible to receive, subject to the recommendation of management and the sole discretion of the Compensation Committee, an annual grant equal to the same number of options that they were eligible to receive in September 2008. Of our NEOs, Elliot S. Jaffe fell into this category and received in September 2008 an option grant of 5,000 options.

Non-Qualified Stock Options

There are currently approximately 515 option holders. Options granted to executives vest 20% per year for five years following the grant date. The exercise price of a stock option is the average of the high and low Company stock prices on the date of grant. Options typically have a term of ten years.

During fiscal 2008, none of the five NEOs received any grants of stock options as part of his or her regular three-year option grant cycle, except for Elliot S. Jaffe, who received a stock option to purchase 10,000 shares of our common stock upon his reelection to the Board in November of 2007. During fiscal 2007, Mr. Wexler received a special stock option to purchase 4,000 shares of our common stock.

The CEO may exercise discretion in his recommendations to the Compensation Committee for grants of stock options for all executives, including the NEOs, excluding himself and the Chairman. The CEO may recommend an increase or decrease to the stock option grant guidelines for a given executive, based on individual performance.

Historically, the Compensation Committee has strived to grant options which were, on a three year trailing average, approximately 2.5% or less of the outstanding shares of the Company’s common stock. During fiscal 2008, the Compensation Committee granted options for approximately 663,800 shares, which was approximately 1.1% of our average shares outstanding during fiscal year 2008 of 61,675,000. Over the past three fiscal years, the Compensation Committee has granted options for an aggregate of approximately 3,815,766 shares (adjusted for a two-for-one stock split on March 31, 2006), which averaged over the past three fiscal years approximately 2.0% of our average shares outstanding over the past three fiscal years of 62,492,000.

The Compensation Committee may also make other equity grants from time to time during the course of the year, such as when a new employee is hired, a current employee is promoted or recognition of special achievement.

The Compensation Committee has a policy of not granting any stock options until at least one business day after the Company has issued its quarterly and/or annual sales and earnings release, as well as the public release of any other pending material non-public information. In the first quarter of fiscal 2009, the Company issued its annual sales and earnings release after the close of NASDAQ trading on September 17, 2008. The Compensation Committee approved grants of stock options at its regularly scheduled meeting on September 18, 2008. The date of grant is the date of the Compensation Committee Meeting.

Post-Termination Continued Vesting and Exercisability of Employee Options in Certain Circumstances.

Commencing with the stock options granted to employees (including employee-directors) on September 18, 2008, if an employee ceases to be an employee of the Company for any reason (other than “Cause”), and such employee has achieved the “Total Years Test” (as defined below) as of his or her last day of employment, then all of such employee’s unvested stock options (granted on or after September 18, 2008) will continue to vest and remain exercisable for a period of five years from the date of termination, but not longer than the original term of each option, and provided that after the last unvested option vests, all options shall remain exercisable for one year thereafter, but not longer than the original term of each option. “Cause” shall mean, with respect to an employee’s termination, any of the following: (i) willful malfeasance, willful misconduct or gross negligence by such employee in connection with his or her duties, (ii) continuing refusal by an employee to perform his or her duties under any lawful direction of the Board after notice of any such refusal to perform such duties or direction was given to such employee, (iii) any willful and material breach of fiduciary duty owing to the Company or its affiliates by the employee, (iv) the employee’s conviction of a felony or any other crime resulting in pecuniary loss to the Company or its affiliates (including, but not limited to, theft, embezzlement or fraud) or involving moral turpitude, or (v) habitual drunkenness or narcotics addiction.

The “Total Years Test” shall mean 75 years, based on the sum of (i) the total number of years of employment with the Company or an affiliate, plus (ii) the employee’s age, which shall be at least age 60.

Special Grants of Restricted Stock

We do not have a regular program of granting to our executives shares of non-performance based restricted stock. All grants of non-performance based restricted stock are “special awards” based on outstanding performance, a promotion or an increase in responsibilities. On November 29, 2006, as awards for special achievement during fiscal 2007, Ms. Behrens received an award of 10,000 shares of restricted stock and Mr. Correia received an award of 5,000 shares of restricted stock. These shares vest 20% per year at the end of each of the five years following the date of grant. None of the NEO’s received any special grants of restricted stock during fiscal 2008.

Long-Term Incentive Plans

During the first quarter of fiscal 2007, the Compensation Committee created a long-term incentive plan (an “LTIP”), which authorized the potential grant of performance-based restricted stock under our Equity Incentive Plan to our senior executives. LTIP performance goals are established annually, and the performance period for each annual plan consists of three consecutive fiscal years. The goal was to give each senior executive a substantial incentive to maximize our long-term financial performance. During the third quarter of fiscal 2007, the Compensation Committee decided to create two one-year “bridge” LTIPs for fiscal 2007 (the “2007 LTIP”) and fiscal 2008 (the “2008 LTIP”). The 2007 LTIP and 2008 LTIP plans each use a one-year performance period, consisting of fiscal 2007 and fiscal 2008, respectively. The 2009 Long-Term Incentive Plan (the “2009 LTIP”) uses a three-year performance period consisting of fiscal 2007, fiscal 2008 and fiscal 2009. During the first quarter of fiscal 2008, the Compensation Committee established the 2010 Long-Term Incentive Plan (the “2010 LTIP”). The 2010 LTIP uses a three-year performance period consisting of fiscal 2008, fiscal 2009 and fiscal 2010. During the first quarter of fiscal 2009, the Compensation Committee established the 2011 Long-Term Incentive Plan (the “2011 LTIP”). The 2011 LTIP uses a three-year performance period consisting of fiscal 2009, fiscal 2010 and fiscal 2011. With respect to the NEOs, the performance goals for the 2008 LTIP, 2009 LTIP, 2010 LTIP and 2011 LTIP performance periods are intended to constitute “performance goals” under our Equity Incentive Plan and, accordingly, shares granted under these LTIPs to the NEOs are intended to constitute “performance-based compensation” under Section 162(m) of the Code.

We expect that during the first quarter of each subsequent fiscal year, the Compensation Committee will establish a new Long-Term Incentive Plan similar to the 2009 LTIP, the 2010 LTIP and the 2011 LTIP. Each such plan will include potential grants of restricted stock based on our financial performance over three full fiscal years. Any shares granted under future long-term incentive plans will be intended to constitute “performance based compensation” under Section 162(m) of the Code.

Each LTIP to date includes the potential grant of performance-based restricted stock under our Equity Incentive Plan to approximately 30 Company executives, including all of the NEOs, other than the Chairman. Each participant in each LTIP was or will be assigned a “target” number of shares. The actual number of shares of restricted stock to be awarded at the end of the applicable performance period will depend on the Company’s achievement of three Company financial goals during the applicable performance period. The target shares for each LTIP are allocated one-third to each of the following three performance metrics: market capitalization growth, operating income growth, and return on invested capital. The Compensation Committee has the right to change the performance metrics used in future LTIP plans as long as the performance metrics are already included in the Equity Incentive Plan, which was approved by our shareholders at the 2005 Annual Meeting. The percentage of shares awarded with respect to each of the performance metrics have depended or will depend on the compounded annual increase over the applicable performance period for each such performance metric. The Company’s performance over the applicable performance periods required to achieve full payout of awards to participants in all of the LTIP plans was or is significantly higher than the annual performance goals set under the MIP described above.

Any target shares awarded after the applicable performance period will then become subject to a three-year vesting period, with the awarded shares of restricted stock vesting one-third per year at the end of each of the next three years. The date of grant of shares of any earned restricted stock following the end of a performance period is called the “Grant Date”.

Holders of outstanding restricted stock have the right to vote prior to vesting. Any shares awarded on the Grant Date will be subject to accelerated vesting upon the participant’s termination due to death or disability, upon a change of control, or upon achievement of the “Total Years Test”. The “Total Years Test” means 75 years, based on the sum of (i) the total number of full years of the participant’s continuous employment or consultancy with the Company, plus the participant’s age, which needs to be at least age 60. “Change of Control” is defined in the Equity Incentive Plan as: (a) a transfer of 30% or more of the Company’s voting securities; (b) a change in a majority of the members of the Company’s board of directors over any two-year period unless the new directors’ election to the board was approved by at least two-thirds of the existing directors; (c) a merger of the Company, unless the voting securities of the Company outstanding immediately prior to the merger continue to represent more than 50% of the voting securities of the Company or surviving entity outstanding immediately after such merger; (d) approval by the Company’s shareholders of a plan of liquidation or the sale of all or substantially all of the Company’s assets; (e) the Company’s board of directors no longer has any member of the Jaffe Family as a member; or (f) the Jaffe Family owns less than 5% of the voting securities of the Company. “Jaffe Family” means Elliot S. Jaffe, Roslyn S. Jaffe, David R. Jaffe, or any of their direct lineal descendants.

2007 Long-Term Incentive Plan

During the third quarter of fiscal 2007, the Compensation Committee established the 2007 Long-Term Incentive Plan (the “2007 LTIP”). On September 20, 2007, our Compensation Committee determined that the Company had achieved an 82.9% payout of the 2007 LTIP performance goals (0% payout of the market capitalization growth goal, 99.5% payout of the operating income growth goal, and 149.1% of the return on invested capital goal). The aggregate payout percentage was calculated as the average of the three performance goal payout percentages. As a result, David R. Jaffe, Mr. Correia, Ms. Behrens and Mr. Wexler were awarded 10,866, 2,450, 2,371 and 1,541 shares, respectively, of the Company’s restricted stock. These shares became subject to a three-year vesting period, with the awarded shares of restricted stock vesting one-third per year at the end of each of the next three years.

All of Mr. Correia’s shares awarded under the 2007 LTIP were fully vested because he had achieved the Total Years Test; he had been employed by the Company for 17 years and he was over the age of 60, resulting in his total being more than 75 years.

Because the three performance metrics were not approved by the Compensation Committee during the first 90 days of fiscal 2007, the shares granted under the 2007 LTIP did not constitute “performance based compensation” under Section 162(m) of the Code.

2008 Long-Term Incentive Plan

No awards were made under the 2008 LTIP because the Company did not achieve threshold performance levels in any of the three performance categories for fiscal 2008.

No Delegation of Authority

The Compensation Committee does not delegate any authority for awards to NEOs or any other officers.

Executive Perquisites

Executive perquisites are not a significant component of our executive compensation program. We limit the use of perquisites among our eligible executives. The cost of perquisites for our NEOs is included in the “All Other Compensation” column of the Summary Compensation Table. The Company also offers broad health and welfare programs, which are available to our full-time employees generally.

Deferred Compensation

We maintain a non-qualified deferred compensation plan for approximately 60 of our executives, including all of our NEOs. See “Nonqualified Deferred Compensation in Fiscal 2008” below.

Severance and Change in Control Payments

All of our NEOs are entitled to receive severance payments and/or other benefits in the event of a change in control of the Company and/or upon the termination of the executive’s employment with the Company under specified circumstances. These arrangements provide essential protections to both the executive and the Company. Agreements providing for severance and change of control payments assist the Company in attracting and retaining qualified executives that could have other job alternatives. None of these arrangements provides any golden parachute tax “gross-up” payments under Code Section 280G.

Under David Jaffe's employment agreement, in the event of a change-in-control, he is entitled to elect to terminate employment and to receive a severance payment of two times base salary. He is the only executive officer entitled enhanced severance pay in the event of a change-in-control. The Compensation Committee has evaluated David Jaffe’s employment agreement and believes that the change in control provision is appropriate given his long relationship and service with the Company and due to the fact that if a change-in-control were to occur, his responsibilities and services would likely be very different from those that currently exist.

For a description and quantification of these severance and change in control benefits, see the section entitled “Potential Payments upon Termination or Change in Control” below.

Impact of Accounting and Tax Matters

As a general matter, the Compensation Committee reviews and considers the various tax and accounting implications of compensation vehicles that we utilize. With respect to accounting matters, the Compensation Committee examines the accounting cost associated with equity compensation in light of FAS 123R.

With respect to tax matters, the Compensation Committee considers the impact of Section 162(m) of the Internal Revenue Code, which generally permits a tax deduction to public corporations for compensation over $1,000,000 paid in any fiscal year to a corporation’s NEOs only if the compensation qualifies as being performance-based under Section 162(m). We endeavor to structure our compensation to qualify as performance-based under Section 162(m) where it is reasonable to do so while meeting our compensation objectives.

Nonetheless, from time to time certain non-deductible compensation may be paid and the Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation in appropriate circumstances. In addition, it is possible that some compensation paid pursuant to certain equity awards may be non-deductible under Code Section 162(m).

Consideration of Prior Amounts Paid or Realized

Actual pay earned by our executive officers in prior years from annual incentive opportunities and long-term equity compensation is not specifically taken into account by the Compensation Committee in making a current year’s compensation decisions for (i) salary increases, (ii) target annual incentive compensation opportunity, (iii) target long-term equity incentive opportunity, or (iv) equity compensation. The Compensation Committee also does not specifically adjust a current year’s target incentive compensation in order to reflect the prior year’s actual earned cash or equity incentive compensation.

COMPENSATION AND STOCK INCENTIVE COMMITTEE REPORT

The Compensation and Stock Incentive Committee has reviewed and discussed with management the above Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

John Usdan, Chairman
Kate Buggeln
Randy L. Pearce

SUMMARY COMPENSATION TABLE

The table below summarizes information concerning compensation for fiscal 2008 and fiscal 2007 of those persons who were on July 26, 2008 our NEOs, including: (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) our three other most highly compensated executive officers, including our Founder and Chairman of the Board.

							Change in
							Pension
							Value and
						Non-	Non-qualified
						Equity	Deferred
						Incentive	Compen-
				Stock	Option	Plan	sation	All Other
				Awards	Awards	Compensa-	Earnings	Compensa-
Name and Principal Position	Year	Salary ($)	Bonus ($)	($) (1)	($) (1)	tion ($) (2)	($) (3)	tion ($) (4)	Total ($)

David R. Jaffe	2008	$850,000	—	$302,698	$358,148	$0	—	$177,749	$1,688,596
President and	2007	825,000	—	149,703	642,633	825,000	—	174,384	2,616,720
Chief Executive Officer

Elliot S. Jaffe	2008	358,800	—	0	356,144	—	—	168,198	883,143
Founder and	2007	350,000	—	5,988	474,928	—	—	167,164	998,079
Chairman of the Board

Armand Correia	2008	320,000	—	100,629	143,259	41,422	—	78,585	683,894
Senior Vice President and	2007	310,000	—	63,446	189,971	186,000	—	66,276	815,693
Chief Financial Officer

Vivian Behrens	2008	310,000	—	142,099	138,963	59,520	—	108,190	758,772
Senior Vice President,	2007	300,000	—	86,113	178,349	180,000	—	101,868	846,331
Marketing

Gene Wexler, Esq.	2008	270,000	—	61,096	86,155	32,400	—	37,184	486,834
Senior Vice President,	2007	260,000	—	52,477	85,464	156,000	—	23,470	577,411
General Counsel and
Assistant Secretary

(1)
The amounts shown represent the compensation expense we recognized in fiscal 2008 and fiscal 2007 related to restricted stock and stock option awards calculated in accordance with FAS 123R, and therefore include amounts from awards granted in and prior to each such fiscal year. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of the valuation assumptions used in connection with awards made in fiscal 2008, 2007 and 2006, see “Share-based compensation” under Note 1 of the Notes to Consolidated Financial Statements in our 2008 Annual Report on Form 10-K filed with the SEC on September 24, 2008.

The Grants of Plan-Based Awards in Fiscal 2008 Table below includes additional information regarding the restricted stock and stock option awards granted to our NEOs during fiscal 2008, including the aggregate grant date fair value (computed in accordance with FAS 123R) of such awards.

(2)
The amounts shown related to 2008 represent the annual incentive bonuses awarded under our Executive 162(m) Bonus Plan for David R. Jaffe, and under our Management Incentive Plan for Mr. Correia, Ms. Behrens and Mr. Wexler, based on performance during fiscal 2008, but actually paid during fiscal 2009, as discussed under “Annual Incentive Bonus Plans” in the Compensation Discussion and Analysis. Elliot S. Jaffe is no longer eligible for annual incentive bonuses.

(3)	We have no actuarial pension plans. All earnings in our nonqualified Executive Retirement Plan are at market values and are therefore omitted from the table.

(4)	A detailed breakdown of “All Other Compensation” for fiscal 2008 is provided in the table below.

Details of amounts included for fiscal 2008 in “All Other Compensation” column of Summary Compensation Table

The table below provides the details of amounts included for fiscal 2008 in the “All Other Compensation” column of the Summary Compensation Table for each NEO.

	Contributions
	to Executive
	Officer’s	Payments made
	Defined	for		Payments made	Commuting/
	Contribution	Supplemental		For	Automobile	Tax and
	Plan	Retirement		Life	Related	Accounting
Name	Accounts	Benefits		Insurance	Payments (2)	Services	Total

David R. Jaffe	$49,952	—		$79,882	$39,115	$8,800	$177,749
Elliot S. Jaffe	18,198	150,000	(1)	—	—	—	168,198
Armand Correia	25,511	—		34,940	18,133	—	78,585
Vivian Behrens	23,410	—		26,640	58,140	—	108,190
Gene Wexler	21,464	—		—	15,720	—	37,184

(1)
Represents supplemental retirement benefit as discussed under “Retirement Agreements” below. This amount is adjusted on an annual basis for cost-of-living increases as determined using the Consumer Price Index.

(2)
Represents, for David R. Jaffe, the 2008 cost to the Company for his car service and, for Ms. Behrens, the cost to the Company of providing her with a car (including gas, maintenance, insurance, taxes and registration) and the cost of her driver, which is provided due to her lengthy commute.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2008

The following table provides information regarding the grants of plan-based awards made to the NEOs during fiscal 2008.

										All	All Other
										Other	Option
										Stock	Awards:
										Awards:	Number
	Grant									Number	of	Exercise	Grant
	Date			Estimated Future Payouts			Estimated Future Payouts			of	Securities	or Base	Date Fair
	or			Under Non-Equity Incentive			Under Equity Incentive			Shares	Under-	Price of	Value of
	Perfor-			Plan Awards (1)			Plan Awards (2)			of Stock	lying	Option	Equity
	mance			Thres-	Target	Max	Thres-	Target	Max	or Units	Options	Awards	Awards
Name	Period	Plan*		hold ($)	($)	($)	hold (#)	(#)	(#)	(#)	(#)(3)	($/Sh)	($)

David R. Jaffe		162(m	)	$170,000	$850,000	$850,000
	FY08-10	10LTIP					23,079	46,158	69,237				$756,530

Elliot S. Jaffe (3)	11/28/07	NQ									10,000	14.06	43,800

Armand Correia		MIP		38,400	192,000	192,000
	FY08-10	10LTIP					5,213	10,426	15,639				169,944

Vivian Behrens		MIP		37,200	186,000	186,000
	FY08-10	10LTIP					5,050	10,100	15,150				164,630

Gene Wexler		MIP		32,400	162,000	162,000
	FY08-10	10LTIP					3,299	6,598	9,897				107,547

*	Plan:

MIP = Management Incentive Plan
NQ = Non-qualified stock options (granted under the 2001 Stock Incentive Plan)
10LTIP = 2010 Long-Term Incentive Plan (granted under the 2001 Stock Incentive Plan)
162(m) = Executive 162(m) Bonus Plan

(1)
Amounts represent the range of annual cash incentive awards the NEO was potentially entitled to receive based on the achievement of his or her performance goals during fiscal 2008 under the 162(m) Plan, for David R. Jaffe, and under the MIP, for Mr. Correia, Ms. Behrens and Mr. Wexler. Threshold represents the minimum payment under the plan which is 20% of the NEO’s maximum potential payment. Target represents the payment if 100% of the goals are achieved and Maximum represents the maximum payment possible under the plan (which is the same as the Target as the payments are capped at the Target amount). Additional information regarding the 162(m) Plan and MIP and a description of the fiscal 2008 EBITDA performance goals are included above in the Compensation Discussion and Analysis under “Annual Incentive Bonus Plans”. Amounts paid relating to fiscal 2008 performance are shown above in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(2)
Amounts represent the range of shares of restricted stock that each eligible NEO may potentially be granted based on the achievement of his or her performance goals established for the three-year fiscal 2008, 2009 and 2010 cycle under the 2010 LTIP. The Compensation Committee established the performance metrics under the 2010 LTIP on September 20, 2007. However, shares are not actually granted to participants in the plan until the Committee has certified the level of achievement for each performance metric applicable to the 2010 LTIP and has determined the number of shares that each participant has earned, which will occur after the Company files its Annual Report on Form 10-K for fiscal 2010. The Threshold amount represents the minimum number of shares that could be awarded, the Target amount represents the number of shares that could be awarded if 100% of the goals are achieved, and the Maximum amount represents the value of the maximum number of shares that could be awarded.

Any shares of restricted stock that may potentially be awarded under the 2010 LTIP cycle will vest in equal one-third increments over the course of the three years following the Compensation Committee’s determination of the award earned under the LTIP cycle. However, as described above in the Compensation Discussion and Analysis under “Long-Term Incentive Plans”, this vesting schedule may be accelerated upon the NEO’s termination due to death or disability, upon a change of control, or upon achievement of the “Total Years Test”. Prior to vesting, holders of restricted stock have the right to vote the shares.

Potential awards under the “2011 Long-Term Incentive Plan” are not reflected in this table as the potential awards were approved by the Compensation Committee after the end of fiscal 2008. Because the Company did not achieve its financial goal under the 2008 LTIP, no awards of restricted stock were made under the 2008 LTIP.

(3)
Represents a stock option to purchase 10,000 shares of our common stock awarded to Elliot Jaffe upon his re-election to the Board in November of 2007, as described above under “Questions and Answers About Our Board of Directors and Corporate Governance Matters – How are directors compensated?”

Equity incentives granted to our executives have historically been limited to stock options and restricted stock grants. Our executives do not participate in any other long- or short-term equity incentive plans.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008

The following table provides information relating to outstanding equity awards held by the NEOs at July 26, 2008.

		Option Awards				Stock Awards
									Equity
								Equity	Incentive Plan
								Incentive Plan	Awards:
								Awards:	Market or
						Number	Market	Number	Payout
						of	Value of	of	Value of
		Number	Number			Shares	Shares or	Unearned	Unearned
		of	of			or Units	Units of	Shares, Units	Shares, Units
		Securities	Securities			of Stock	Stock	Or Other	Or Other
		Underlying	Underlying			That	That	Rights That	Rights That
		Unexercised	Unexercised			Have	Have	Have	Have
		Options	Options	Option	Option	Not	Not	Not	Not
		(#)	(#)	Exercise	Expiration	Vested	Vested	Vested	Vested
Name	Plan	Exercisable	Unexercisable	Price	Date	(#)	($) (1)	(#)	($) (2)

David R. Jaffe	NQ (3)	300,000	0	$3.52	8/11/2009	—	—	—	—
	NQ (4)	300,000	0	$7.56	6/4/2012	—	—	—	—
	NQ (5)	300,000	0	$6.76	12/9/2012	—	—	—	—
	NQ (6)	120,000	180,000	$11.84	10/12/2015	—	—	—	—
	RS (7)	—	—	—	—	2,400	$36,024	—	—
	07LTIP (11)	—	—	—	—	10,866	163,099	—	—
	09LTIP (12)	—	—	—	—	—	—	39,323	590,238
	10LTIP (13)	—	—	—	—	—	—	46,158	692,832

Elliot S. Jaffe	NQ (5)	60,000	0	$6.76	12/9/2012	—	—	—	—
	NQ (6)	60,000	180,000	$11.84	10/12/2015	—	—	—	—
	NQ (8)	0	10,000	$14.06	11/28/2017	—	—	—	—

Armand Correia	NQ (5)	24,000	0	$6.76	12/9/2012	—	—	—	—
	NQ (6)	48,000	72,000	$11.84	10/12/2015	—	—	—	—
	RS (9)	—	—	—	—	4,000	60,040	—	—
	07LTIP (11)	—	—	—	—	0	0	—	—
	09LTIP (12)	—	—	—	—	—	—	8,866	133,079
	10LTIP (13)	—	—	—	—	—	—	10,426	156,494

Vivian Behrens	NQ (5)	73,200	0	$6.76	12/9/2012	—	—	—	—
	NQ (6)	33,000	72,000	$11.84	10/12/2015	—	—	—	—
	RS (9)	—	—	—	—	8,000	120,080	—	—
	07LTIP (11)	—	—	—	—	2,371	35,589	—	—
	09LTIP (12)	—	—	—	—	—	—	8,580	128,786
	10LTIP (13)	—	—	—	—	—	—	10,100	151,601

Gene Wexler	NQ (6)	16,000	48,000	$11.84	10/12/2015	—	—	—	—
	NQ (10)	800	3,200	$23.30	11/29/2016	—	—	—	—
	RS (7)	—	—	—	—	6,000	90,060	—	—
	07LTIP (11)	—	—	—	—	1,541	23,130	—	—
	09LTIP (12)	—	—	—	—	—	—	5,577	83,711
	10LTIP (13)	—	—	—	—	—	—	6,598	99,036

See footnotes on the following page

(Footnotes relating to the “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008” table on the preceding page.)

*	Plan/Type of Award: NQ = Non-qualified stock option RS = Restricted stock 07LTIP = 2007 Long Term Incentive Plan 09LTIP = 2009 Long Term Incentive Plan 10LTIP = 2010 Long Term Incentive Plan

(1)	The amounts in this column equal the number of shares of restricted stock indicated multiplied by the closing price of our common stock ($15.01) on July 26, 2008.
(2)
The amounts in this column equal the number of shares of restricted stock indicated multiplied by the closing price of our common stock ($15.01) on July 26, 2008. The amounts assume the threshold amounts of each Long-Term Incentive Plan will be earned and the percentage of shares of restricted stock will vest based upon the achievement of each of the Plan’s minimum goals. The amounts indicated are not necessarily indicative of the amounts that may be realized by our NEOs.

(3)	This award is fully vested.
(4)	This award is fully vested.
(5)	This award is fully vested.
(6)	The unexercisable options relating to this award vest equally over the next three years on each October 12th.
(7)	The unvested shares of restricted stock vest equally over the next three years on each October 12th.
(8)	The unexercisable options relating to this award vest equally over the next three years on each November 28th.
(9)	The unvested shares of restricted stock vest equally over the next four years on each November 29th.
(10)	The unexercisable options relating to this award vest equally over the next four years on each November 29th.
(11)
This award was the payout from the 2007 Long-Term Incentive Plan and vests in two remaining installments on July 28, 2009 and July 28, 2010. In the case of Mr. Correia these shares were immediately vested upon issuance as he met the criteria for immediate vesting.

(12)
This award relates to the 2009 Long-Term Incentive Plan and will vest in three equal installments on July 23, 2010, July 23, 2011 and July 23, 2012, provided we meet the minimum performance target necessary to achieve the minimum (threshold) payouts as defined in the Plan.

(13)
This award relates to the 2010 Long-Term Incentive Plan and will vest in three equal installments on July 23, 2011, July 23, 2012 and July 23, 2013, provided we meet the minimum performance target necessary to achieve the minimum (threshold) payouts as defined in the Plan.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2008

The following table shows information about stock options exercised by our NEOs and stock awards held by our NEOs that vested during fiscal 2008.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on	on	on	on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($) (1)	(#)	($) (2)

David R. Jaffe	—	—	14,066	$13,224
Elliot S. Jaffe	—	—	—	—
Armand Correia	—	—	7,450	54,852
Vivian Behrens	—	—	16,371	82,140
Gene Wexler	—	—	9,541	33,060

(1)
The value realized upon the exercise of the stock options reflect the number of options multiplied by the difference between the closing stock price of our common stock on the date of the exercise and exercise price of the options.

(2)	The value realized upon vesting of the stock awards is based on the closing stock price of our common stock on the date the awards vested.

PENSION BENEFITS

Other than the supplemental retirement benefit agreements for Elliot S. Jaffe and Mrs. Roslyn Jaffe (see “Retirement Agreements” below) we do not maintain any pension benefit plans for our officers or directors.

EMPLOYMENT AGREEMENTS AND EMPLOYMENT LETTERS

We have entered into “employment agreements” with Elliot S. Jaffe and David R. Jaffe. We have entered into “employment letters” with Armand Correia, Vivian Behrens and Gene Wexler. An “employment agreement” provides an executive with a time period (or “term”) during which he or she will be employed by the Company. An “employment letter” does not have a term of employment. Rather, the letter sets forth the minimum compensation and benefits that the executive will receive during his or her employment. An executive with an employment letter is an “employee at will”, i.e., the Company may terminate such executive at any time with or without cause, subject to any applicable severance provisions.

The Compensation Committee believes that these employment agreements and employment letters are important to our executives and to the Company. Each executive benefits from clarity of the terms of his or her employment. The Company enhances its ability to retain the services of its executives. The Compensation Committee periodically reviews the terms of the employment agreements and employment letters and amends them as necessary to remain competitive and to carry out its objectives. Details of the terms of the specific employment agreements and employment letters are discussed below.

David R. Jaffe

David R. Jaffe is employed by the Company pursuant to an employment agreement, dated May 2, 2002, which currently expires on July 30, 2009, and which contains successive automatic one-year renewal provisions. The agreement provides for an annual salary of $650,000 per year or such higher salary as the Compensation Committee may set from time to time. The agreement entitles Mr. Jaffe to participate in all of the Company’s retirement, insurance, bonus, incentive and other benefit plans, including the Company’s 162(m) Plan and its equity incentive plans. It also provides for certain perquisites, including the use of a car service ($39,115 in fiscal 2008) and tax preparation services ($8,800 in fiscal 2008). Mr. Jaffe may terminate his employment under his agreement following a Change in Control (as defined below under “Potential Payments Upon Termination or Change in Control—David R. Jaffe”). In such event, he would be entitled to a lump sum payment in an amount equal to two years’ salary. Mr. Jaffe may also terminate his employment under his agreement for “Good Reason” (as defined below under “Potential Payments Upon Termination or Change in Control—David R. Jaffe”) after providing at least 60 days prior written notice of termination. If Mr. Jaffe terminates his employment for Good Reason or the Company terminates his employment without “Cause” (as defined below under “Potential Payments Upon Termination or Change in Control—David R. Jaffe”), he would be entitled to continued payment of his salary for one year. The agreement further provides for payments of an amount equal to one year’s salary, and continued health and medical coverage for one year, following termination of employment by reason of death or disability. The agreement also contains non-competition restrictions effective during the employment term and for one year thereafter. For further information regarding Mr. Jaffe’s employment agreement and the payments to which he may be entitled thereunder, see below under “Potential Payments Upon Termination or Change in Control—David R. Jaffe.”

Elliot S. Jaffe

Elliot S. Jaffe, in accordance with the terms of an employment agreement, dated May 2, 2002, gave notice of his election to terminate his term as Executive Chairman of the Board effective on July 30, 2006. In an amendment dated July 10, 2006 (effective July 30, 2006), the terms of the 2002 agreement were amended to provide that Mr. Jaffe will continue to be employed by the Company initially as Chairman of the Board at a reduced salary of $350,000 per year (subject to cost of living increases). The 2006 amendment eliminated a number of Mr. Jaffe’s personal benefits, including his eligibility for a bonus and any change-of-control payment. Under the 2006 amendment, commencing on July 30, 2006, Mr. Jaffe also became eligible to receive a supplemental retirement benefit of $150,000 per year for life, subject to an annual cost-of-living increase, as well as health insurance coverage for life similar to the Company’s current health plan. Mr. Jaffe is obligated to provide 24 days per fiscal year of advisory and consultative services and remains subject to non-competition restrictions. Mr. Jaffe, while he continues to serve as Chairman of the Board, shall be entitled to an office and secretarial assistance. All other terms, conditions and covenants of the 2002 agreement shall remain in full force and effect, including a lump sum payment equal to one-year’s salary based on the salary rate last in effect prior to his termination of employment by reason of death.

Employment Letters

We have entered into employment letters with each of Mr. Correia, Ms. Behrens and Mr. Wexler. A description of such letters follows:

Armand Correia

Mr. Correia’s employment letter was entered into in 1991. His employment can be terminated at any time by either the Company or Mr. Correia. Mr. Correia is entitled to a base salary of at least $150,000 per year, subject to possible increase based on annual performance reviews, as well as standard executive benefits, including participation in our bonus, option, life insurance, medical and dental, and short-term and long-term disability plans. He is also entitled to the use of a Company car while employed by us.

Vivian Behrens

Ms. Behrens’ employment letter was entered into in 2002. As discussed below under “Potential Payments upon Termination or Change in Control”, should her employment be terminated by the Company for reasons other than death, disability or “just cause” involving misconduct, the Company will provide her with six months continuance of her base salary. She is entitled to a base salary of at least $240,000 per year, subject to possible increase based on annual performance reviews, as well as standard executive benefits, including participation in our bonus, option, life insurance, medical and dental, and short-term and long-term disability plans. The Company provides her with a car and pays for all gas, maintenance, repairs, insurance, taxes and registration expenses. Due to her lengthy commute, the Company also pays for the cost of her driver, up to $31,200 per year.

Gene Wexler

Mr. Wexler’s employment letter was entered into in 2005. As discussed below under “Potential Payments upon Termination or Change in Control”, should his employment be terminated by the Company for reasons other than death, disability or “just cause” involving misconduct, the Company will provide him with six months continuance of his base salary, and he will be eligible to continue to receive medical and dental coverage at the standard associate rate for six months following such termination. He is entitled to a base salary of at least $250,000 per year, subject to possible increase based on annual performance reviews, as well as standard executive benefits, including participation in our bonus, option, life insurance, medical and dental, and short-term and long-term disability plans. He also receives a car allowance of $15,720 per year.

Retirement Agreements

Elliot S. Jaffe

Commencing July 30, 2006, Elliot S. Jaffe became eligible to receive a supplemental retirement benefit of $150,000 per year for life, subject to an annual cost-of-living increase.

Mrs. Roslyn S. Jaffe

We also entered into a retirement agreement with Mrs. Jaffe. The agreement provides Mrs. Jaffe, in view of her role as co-founder of the Company and her 44 years of service to the Company, with a supplemental retirement benefit, commencing July 30, 2006, of $50,000 per year for life, subject to an annual cost-of-living increase.

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL 2008

After satisfying a waiting period, over 60 of our executives, including our NEOs, are eligible for participation in our Executive Retirement Plan, which is an unfunded, unsecured nonqualified defined contribution plan. The Executive Retirement Plan allows our executives to defer a maximum of 95% of their base salary and any bonuses paid or other performance-based cash compensation awarded. Elections to participate in the Executive Retirement Plan are made by our executives on an annual basis, prior to the beginning of the year in which the compensation is earned. Executives who elect to participate in the Executive Retirement Plan are not eligible to participate in our 401(k) plan.

We make Company contributions to the Executive Retirement Plan in an amount determined by us for each plan year. For fiscal 2008, Senior Vice Presidents and above, which included all of the NEOs, received a Company matching contribution of 100% on the first 5% of base salary and bonus deferred. Employees are immediately vested in deferrals of their own compensation. Company matching contributions vest in 25% increments after 2 years, 3 years, 4 years and 5 years of service with the Company.

The aggregate balance of each participant’s account consists of amounts that have been deferred by the participant, Company matching contributions, plus earnings (or minus losses). We do not deposit any amounts into any trust or other account for the benefit of plan participants. In accordance with tax requirements, the assets of the Executive Retirement Plan are subject to claims of our creditors. Account balances are deemed invested in accordance with investment elections designated by the executive. Investment option transfers may be made daily. There are 19 investment options available to plan participants, including fixed income funds, domestic and international equity funds, blended funds and pre-allocated lifestyle fund investments. Interest and gains or losses on each deemed investment are credited or debited to each participant’s account on a monthly basis based on the actual performance of the funds in which the participant is deemed invested.

Deferred account balances are distributed to the plan participants in accordance with elections made by the executive at the time the deferral is made, subject to Section 409A of the Code. A participant may elect to receive distributions, either in a lump sum or in installments, upon his or her termination of employment with the Company, disability, death, an unforeseeable emergency or a change of control, each of the last two events as defined in Section 409A of the Code. A participant may also elect to receive distributions while still employed by the Company if he or she elects to have in-service or education distributions, made at a date specified by the participant.

The following table shows the executive and Company contributions, earnings and account balances for the NEOs.

					Aggregate
			Aggregate		Balance
	Executive	Registrant	(Loss) Earnings	Aggregate	at Last
	Contributions	Contributions	in Last	Withdrawals/	Fiscal Year
	in Last FY	in Last FY	FY	Distributions	End
Name	($) (1)	($) (2)	($) (3)	($)	($)

David R. Jaffe	$885,673	$49,952	($432,939)	—	$4,392,569
Elliot S. Jaffe	18,198	18,198	132,782	—	3,402,767
Armand Correia	383,200	25,511	137,663	—	3,777,344
Vivian Behrens	86,410	23,410	(22,758)	—	170,527
Gene Wexler	21,464	21,464	(6,503)	—	53,174

(1)
All executive contributions represent amounts deferred by each NEO under the Executive Retirement Plan and are included as compensation in the Summary Compensation Table under “Salary” and “Non-Equity Incentive Plan Compensation”.

(2)	All registrant contributions are reported under “All Other Compensation” in the Summary Compensation Table.
(3)
These amounts are not reported in the Summary Compensation Table as the earnings included in this column are based on the investment options selected by the NEO, none of which provide interest above the market rate.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Upon termination of their employment or a change in control of the Company, our NEOs will be entitled to various payments and other benefits pursuant to their respective employment agreements or employment letters. In addition, each of our NEOs would be entitled to certain benefits under our Equity Incentive Plan and other agreements upon death, disability or a change in control. These payments and benefits are described below and assume that the hypothetical termination event or change in control event occurred on July 26, 2008, the last day of fiscal year 2008.

In addition to these payments, participants in our Executive Retirement Plan, including the NEOs, may elect to receive distributions, either in a lump sum or in installments, upon his or her termination of employment with the Company, disability, death, or following a change of control (subject to Section 409A of the Code). Each NEO’s account balance under the Executive Retirement Plan as of the end of fiscal 2008 is set forth under the “Aggregate Balance at Last Fiscal Year End” column of the Nonqualified Deferred Compensation Table above.

David R. Jaffe

David Jaffe’s base salary was last increased by the Compensation Committee on October 1, 2007 to $850,000. David R. Jaffe’s employment agreement provides for successive one-year terms of employment, each starting on July 30 of one year and ending on July 30 of the following year, unless either party gives not less than one year written notice of non-renewal to the other party.

Under the terms of his agreement, if Mr. Jaffe’s employment is terminated by the Company without “Cause” or by Mr. Jaffe for “Good Reason”, he would be entitled to one year’s salary continuation payable at the same time and in the same manner as such compensation was paid prior to termination. If we terminated Mr. Jaffe’s employment without “Cause” or he terminated his employment for “Good Reason”, Mr. Jaffe would receive $850,000 of salary continuation. Mr. Jaffe will not receive any post-termination payments if his employment is terminated for “Cause”. “Cause” is generally defined to include conviction of a crime, intentional and willful failure to satisfactorily perform employment duties reasonably requested by our board of directors, fraud or embezzlement, gross misconduct or gross negligence, Mr. Jaffe’s intentional and willful act or omission which is materially detrimental to our business or reputation, or Mr. Jaffe’s willful breach of the covenants set forth in his employment agreement (which include covenants not to compete, not to solicit our employees and not to disparage the Company). “Good Reason” is generally defined in the agreement as the occurrence, without Mr. Jaffe’s consent, of any of the following: a material demotion in his position, job duties or responsibilities, our failure to pay him his compensation or benefits, the relocation of Mr. Jaffe’s principal place of work at least 35 miles from its current location, or any material breach of any of our obligations under his agreement.

Upon a “Change of Control”, Mr. Jaffe, at his option, may terminate his employment and receive in a single lump sum an amount equal to two years’ salary ($1,700,000). “Change of Control” is generally defined in David Jaffe’s employment agreement as: (a) the transfer of 30% or more of the outstanding common stock of the Company; (b) a change of a majority of the board of directors after May 2, 2002 (the “Incumbent Directors”), unless the election of a new director was supported by two-thirds of the Incumbent Directors (Incumbent Directors includes any new director whose election was supported by two-thirds of the Incumbent Directors); (c) the Company adopts a plan of liquidation; or (d) the Company disposes of all or substantially all of the assets or business of the Company pursuant to a merger or other transaction.

In the event that Mr. Jaffe’s employment is terminated by reason of death or disability, his employment agreement further provides for (i) life insurance or disability benefits, if any, under the Company’s plans and policies, (ii) payments of an amount equal to one year’s salary ($850,000) payable to Mr. Jaffe or his designated beneficiary or estate at the same time and in the same manner as such compensation was paid prior to termination and (iii) continuation for one year of health and medical insurance following such termination of employment.

The agreement contains non-competition and non-solicitation restrictions effective during the employment term and for one year thereafter as well as a perpetual non-disparagement restriction.

Elliot S. Jaffe

Under Elliot S. Jaffe’s  employment agreement, as amended on July 10, 2006, he is no longer eligible for any payment upon a change of control of the Company. The 2006 amendment provides for a supplemental retirement benefit of $150,000 per year payable for life (subject to cost of living increases) and health insurance coverage similar to the Company’s current health plan for life. Mr. Jaffe is entitled to a lump sum payment equal to one-year’s salary upon his termination of employment by reason of death. Mr. Jaffe is subject to non-competition restrictions that remain in effect for as long as he is receiving compensation from the Company, provided that if the Company elects to terminate Mr. Jaffe’s employment, the non-competition restrictions will nevertheless remain in effect.

Armand Correia

Pursuant to Mr. Correia’s employment letter with the Company, he is not entitled to any salary continuation for any reason upon any termination of his employment. However, in the event of a “change of control” (which is defined in his employment letter as any change of control which needs to be disclosed in any SEC filing), all of Mr. Correia’s unvested stock options will automatically become fully exercisable. Assuming that the change of control took place on the last business day of our last completed fiscal year, i.e., on July 26, 2008, when our closing stock price was $15.01, the value of accelerating Mr. Correia’s unvested stock options as of such date would have been $228,240. This amount was calculated by multiplying the number of stock options which were unvested as of October 14, 2008, the record date for the 2008 annual meeting of shareholders, by the excess of the closing stock price on July 26, 2008 over the exercise price of Mr. Correia’s unvested stock options.

Vivian Behrens

Pursuant to Ms. Behrens’ employment letter with the Company, should her employment be terminated by the company for reasons other than death, disability or “just cause” involving misconduct, the Company will provide her with six months continuance of her base salary. Ms. Behrens’ base salary was increased by the Compensation Committee as of October 1, 2008 to $320,000. Therefore, upon her termination of employment for reasons other than death, disability or “just cause involving misconduct,” Ms. Behrens would be entitled to six months’ base salary continuation equaling a total benefit of $160,000.

Gene Wexler

Pursuant to Mr. Wexler’s employment letter with the Company, should his employment be terminated by the Company for reasons other than death, disability or “just cause” involving misconduct, the Company will provide him with six months continuance of his base salary. During this six-month period, he will also be eligible to continue his medical and dental coverage at the standard associate rate. Mr. Wexler’s base salary was last increased by the Compensation Committee on October 1, 2007 to $270,000. Therefore, upon his termination of employment for reasons other than death, disability or “just cause involving misconduct,” Mr. Wexler would be entitled to six months’ base salary continuation equaling a total benefit of $135,000.

Acceleration of Equity Awards

As discussed under the heading “Non-Qualified Stock Options and Restricted Stock under the Company’s Equity Incentive Plan” in the Compensation Discussion and Analysis, eligible employees, including our NEOs, may be awarded non-qualified stock options, which generally vest over a period of five years, or shares of restricted stock, which generally vest over a period of three years, if granted following the actual achievement of performance goals under our LTIPs (unless the shares are subject to immediate vesting because the recipient satisfies the “Total Years Test”), or five years, if granted in connection with a special award. The Equity Incentive Plan and relevant award agreements, however, provide for the accelerated vesting of certain equity awards following a change in control of the Company or upon certain termination events, as described below.

Change in Control Provisions under the Equity Incentive Plan

Under the Equity Incentive Plan, stock options generally vest immediately upon the occurrence of a change in control.

“Change of Control” is defined in the Equity Incentive Plan as: (a) a transfer of 30% or more of the Company’s voting securities; (b) a change in a majority of the members of the Company’s board of directors over any two-year period unless the new directors’ election to the board was approved by at least two-thirds of the existing directors; (c) a merger of the Company, unless the voting securities of the Company outstanding immediately prior to the merger continue to represent more than 50% of the voting securities of the Company or surviving entity outstanding immediately after such merger; (d) approval by the Company’s shareholders of a plan of liquidation or the sale of all or substantially all of the Company’s assets; (e) the Company’s board of directors no longer has any member of the Jaffe Family as a member; or (f) the Jaffe Family owns less than 5% of the voting securities of the Company. “Jaffe Family” means Elliot S. Jaffe, Roslyn S. Jaffe, David R. Jaffe, or any of their direct lineal descendants.

Special Provisions Related to Option Awards

If, prior to the occurrence of a change in control, the Compensation Committee reasonably determines in good faith that the stock options will be honored or assumed, or new rights substituted, then stock options granted under the Equity Incentive Plan generally will not be subject to accelerated vesting upon a change in control.

If the stock options granted under the Equity Incentive Plan are accelerated upon a change in control, the Compensation Committee, in its sole discretion, may authorize the Company or its affiliates to purchase any such accelerated options by paying the option holder the difference between the exercise price of his or her option and the higher of: (i) the highest price paid for a share of common stock in any transaction related to the change in control, or (ii) the highest fair market value per share of common stock at any time during the 60 day period preceding the change in control.

Special Provisions Related to Restricted Stock Awards

Restricted stock awards granted under any completed LTIP cycle also would immediately vest in the event that a change in control occurs or the recipient’s employment is terminated due to death or disability. With respect to special awards of restricted stock (i.e., an award that was not made in connection with the Company’s LTIPs), unless otherwise determined by the Compensation Committee at the time of grant, any portion of such award of restricted stock that had not yet vested would be forfeited to the Company at the time of the recipient’s termination, including due to death or disability.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports with the SEC disclosing their ownership, and changes in their ownership, of our stock. Copies of these reports must also be furnished to us. Based solely upon our review of these copies, we believe that during fiscal 2008 all of such forms were filed on a timely basis by reporting persons.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS; RELATED PARTY TRANSACTIONS

In September 2007, the Board adopted a written policy for the review and approval or ratification of any transaction with a related person, which applies to related person transactions after the adoption date of the policy. Under this policy, related persons include our directors and executive officers and beneficial owners who are known to control over five percent of our common stock, as well as the immediate family members of any of the foregoing. The policy generally defines a related person transaction as one or a series of similar transactions, arrangements or relationships in which: (i) the Company was, is or will be a participant; (ii) a related person has a direct or indirect material interest; and (iii) the amount involved is expected to exceed $120,000 (determined without regard to the amount of profit or loss involved in the transaction). The policy does not cover arrangements available on the same basis to all employees generally or employment or compensation arrangements for our executive officers or director compensation arrangements.

Under the policy, a related person transaction requires the approval or ratification of the Audit Committee or the Chair of the Audit Committee in those situations in which the legal department, in consultation with the CEO or the Chief Financial Officer, determines that it is not practicable or desirable for us to wait until the next Audit Committee meeting for review. Prior to approving or ratifying any transaction, the Audit Committee or the Chair will consider the material facts of the transaction, including the related person’s relationship to us and their interest in the transaction, and will determine whether the transaction is entered into in good faith and on fair and reasonable terms to us. No person may participate in the review of a transaction in which such person, or any of his or her immediate family members, may have a direct or indirect material interest.

During fiscal 2008, no transactions were reviewed by the Audit Committee since there were no new related person transactions, or any modifications to existing related person transactions, during fiscal 2008.

The Company leases two of its store locations from Nordan, LLC, a limited liability company of which Elliot S. Jaffe, Chairman of the Board (the “affiliated landlord”) is the sole member. The following table describes the terms of these leases:

				Minimum
				Annual
				Rent Per
Store		Renewal	Square	Square
Location	Expiration	Options	Feet	Foot
Norwalk, Connecticut	April 30, 2011	Until April 30, 2031	12,700	$11.22
Danbury, Connecticut	June 30, 2010	Until June 30, 2020	8,000	$21.16

These store rentals approximate the range of minimum rentals paid by the Company on its other store leases. The store leases also contain provisions for payment of a percentage of sales as additional rent when sales reach specified levels. The effective rent (total rent as a percentage of sales with respect to particular stores) for these stores is approximately eight percent (8%). During fiscal 2005, we exercised the renewal option in the lease for our Danbury, Connecticut store, extending the expiration date of the lease to June 30, 2010 and extending the renewal options contained in the lease until June 30, 2020. In connection with the extension, the minimum annual rent was increased from $13.00 per square foot to $21.16 per square foot, and the affiliated landlord agreed to a $25,000 rent credit upon the remodeling of the store. We believe that these leases are on terms that are comparable to terms we could obtain in arms-length negotiations with unrelated third parties for store locations in similar geographic areas. During fiscal 2008, we paid a total of approximately $332,313.22 in rent and related expenses.

PROPOSAL TWO

AMENDMENT OF CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED
SHARES OF COMMON STOCK

General

The Board of Directors has approved, and is recommending to the shareholders for approval at the Annual Meeting, an amendment to the Company’s Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 75,000,000 to 165,000,000. The Board of Directors determined that this amendment is advisable and should be considered at the Annual Meeting. The Company is currently authorized to issue 1,000,000 shares of Preferred Stock, par value $0.05 per share, and the proposed amendment will not affect this authorization.

The text of the proposed amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of Common Stock as described in this proposal is set forth in Annex A attached to this proxy statement and is incorporated by reference herein.

If the amendment to the Certificate of Incorporation is approved by the stockholders, the Company will promptly file a Certificate of Amendment with the Connecticut Secretary of State reflecting the increase in authorized shares. The amendment will become effective on the date the Certificate of Amendment is accepted for filing by the Connecticut Secretary of the State.

Purposes and Effects of the Increase in the Authorized Number of Shares of Common Stock

The Company’s Certificate of Incorporation currently authorizes the issuance of 75,000,000 shares of Common Stock. As of the close of business on the record date, 60,535,578 shares of Common Stock were issued and outstanding, 7,481,073 shares were issuable pursuant to outstanding options or restricted stock, 12,582,651 shares were reserved for the maximum potential issuance of shares upon conversion of the Company’s 2.5% Convertible Notes, and 4,038,144 shares were reserved for future grants under the Equity Incentive Plan.

The Board believes that the proposed increase to 165,000,000 authorized shares of Common Stock is desirable so that, as the need may arise, the Company will have the flexibility to issue shares of Common Stock without additional expense or delay in connection with possible future stock dividends or stock splits, equity financings, future opportunities for expanding the Company’s business through investments or acquisitions, management incentive and employee benefit plans and for other general corporate purposes. As of the date of this Proxy Statement, the Board of Directors has not taken any action to issue any of the additional authorized shares for any such purposes.

On five occasions, the Board of Directors has declared 2-for-1 stock splits. These stock splits were declared on May 3, 1985, May 2, 1986, May 22, 1987, May 31, 2002 and March 31, 2006. Although the Board of Directors has taken no action with respect to future stock dividends or stock splits, it may do so at any time in the future that it determines a stock dividend or stock split to be in the best interests of the Company and its shareholders, subject to the availability of authorized shares. The proposed increase in authorized Common Stock would provide the Board of Directors with greater flexibility to declare additional stock dividends or stock splits in the future.

Each additional share of Common Stock authorized by the amendment to the Certificate of Incorporation will have the same rights and privileges as each share of Common Stock currently authorized or outstanding. If the Certificate of Incorporation is approved by the shareholders, the Board of Directors does not intend to solicit further shareholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law or rules. For example, under current rules and policies of NASDAQ, shareholder approval is required for any issuance of 20% or more of the Company’s outstanding shares in connection with acquisitions or discounted private placements.

The adoption of this proposed amendment to the Certificate of Incorporation will result in a greater number of shares of Common Stock available for issuance. Shareholders could therefore experience a significant reduction in their shareholders’ interest with respect to earnings per share, voting, liquidation value and book and market value per share if the additional authorized shares are issued other than through a proportional issuance such as a stock split or stock dividend.

The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could also have the effect of delaying or preventing a change in control of the Company without further action by the shareholders. Shares of authorized and unissued Common Stock could be issued (within the limits imposed by applicable law) in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. Existing provisions in the Company’s Certificate of Incorporation and Bylaws may also have the effect of delaying or preventing a merger with or acquisition of the Company, even where the shareholders may consider it to be favorable. These provisions could also prevent or hinder an attempt by shareholders to replace the Company’s current directors and include: (i) providing for a classified Board of Directors with staggered, three-year terms; (ii) authorizing the issuance of “blank check” preferred stock; and (iii) establishing advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted on by shareholders at a shareholders meeting.

VOTE REQUIRED

The amendment to the Company’s Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 75,000,000 to 165,000,000 will be approved if the votes cast in favor of the amendment exceed the votes cast opposing the amendment. Abstentions and broker non-votes are counted for purposes of establishing a quorum, but do not otherwise affect the voting. If the amendment is not approved by shareholders, it will not be filed with the Secretary of the State of the State of Connecticut and will not become effective.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL THREE

TO AMEND PROVISIONS OF CERTIFICATE OF INCORPORATION TO BROADEN THE INDEMNIFICATION
OF OFFICERS AND DIRECTORS

The Board of Directors has approved, and is recommending to the shareholders for approval at the 2008 Annual Meeting, an Amendment to the Certificate of Incorporation that has the effect of broadening the existing indemnification of directors and officers. In addition, the proposed amendment makes the advancement of expenses to directors and officers mandatory and moves existing provisions of the Certificate of Incorporation limiting the liability of directors from being a stand-alone section to being within the section that provides for indemnification of directors and officers.

Under Connecticut's corporation law in effect prior to January 1, 1997, the Connecticut Stock Corporation Act, directors and officers of Connecticut corporations were entitled to indemnification at the level mandated by law for all Connecticut corporations, which was the maximum indemnification permitted for Connecticut corporations. When Connecticut’s new corporation law, the Connecticut Business Corporation Act, came into effect on January 1, 1997, corporations became free to change the extent of indemnification protection offered to directors and officers in that indemnification of directors and officers became permissive and not mandatory. However, directors and officers of corporations which were formed prior to the effectiveness of the new Connecticut Business Corporation Act (like the Company) maintained the indemnification rights they had under the older Connecticut Stock Corporation Act unless the corporation acted to change them.

The Company now proposes to amend its Certificate of Incorporation to provide directors and officers the maximum indemnification rights permitted under the 1997 Connecticut Business Corporation Act (CBCA). The proposed amendment does not represent a change in the Company’s basic obligation to indemnify directors and officers as the Company is already required, as opposed to permitted, to provide indemnification. The amendment does, however, incorporate provisions of the CBCA that may be added to a company’s certificate of incorporation that provide for mandatory indemnification of directors (but not officers) in certain circumstances and that may have the effect of broadening the Company’s existing obligation to indemnify directors. The proposed amendment clarifies that directors and officers may be eligible for other forms of indemnification by the Company, such as contractual rights of indemnification. The proposed amendment also states that former directors or officers that may become subject to a claim for actions taken in their official capacities shall still receive the benefit of mandatory indemnification to the extent permitted by law. Under the existing Certificate of Incorporation, the Company is permitted, but not required, to advance expenses to directors and officers. Consequently, the amendment provides for the mandatory advancement of expenses to directors and officers for indemnifiable actions, provided that certain requirements are met. As part of the proposed amendment, the Board also believes that it is logical to move the provisions of the existing Certificate of Incorporation providing for the limitation of liability of directors from being a stand alone provision to being in the section providing for indemnification so that all director rights in respect of protections from liability are in the same section of the Amended and Restated Certification of Incorporation.

The Board believes that the proposed amendment is in the best interests of the Company by helping to attract and retain skilled and effective directors and officers in today’s competitive environment and by updating the Company’s charter to conform to and reflect the changes in Connecticut law enacted in 1997 and since.

Summary of the Amendment

The following summary of the proposed amendment is qualified in its entirety by the complete text of the proposed amendment, which is attached as Annex A to this proxy statement.

Indemnification of Directors and Officers

The existing provisions of the Certificate of Incorporation presently require the indemnification of directors and officers to the fullest extent permitted by the old Connecticut Stock Corporation Act. The amended provisions regarding indemnification would similarly require indemnification of directors and officers, but to the fullest extent permitted by the CBCA. The amended provisions also specifically incorporate provisions from the CBCA that allow the Company to make obligatory the Company’s indemnification of directors (but not officers) from liability for actions taken, or not taken, except liability that (A) involved a knowing and culpable violation of law by the director or officer, (B) enabled the director or officer or an associate (as defined in the CBCA) to receive an improper personal gain, (C) showed a lack of good faith and conscious disregard for the duty of the director or officer of the Company under circumstances in which the director or officer was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Company, (D) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s or officer’s duty to the Company, or (E) created liability for unlawful distributions to shareholders under the CBCA, provided that this provision would not apply to a director’s right to indemnification for liability stemming from acts or omissions occurring prior to the effective date of the amendment or for the advancement of expenses related to such acts or omissions. The CBCA presently places certain statutory limitations on the Company’s ability to indemnify directors and officers, including the requirement that a director or officer seeking indemnification conducted himself or herself in good faith, that he or she reasonably believed that his or her conduct was in the best interests of the Company if acting in an official capacity, and in all other cases that his or her conduct was at least not opposed to the best interests of the Company, and in the case of criminal proceedings that he or she has no reasonable cause to believe his or her conduct was unlawful. Consequently, the proposed amendment would allow for the maximum amount of indemnification for directors and officers presently permitted under Connecticut law.

Advancement of Expenses

The proposed Amendment and Connecticut law would also require the Company upon request of a director or officer to advance sums, during the pendency of the claim, to a director or officer against whom a claim had been made, for the costs of defending the claim. Any request for advancement of expenses must include a written affirmation of the director’s or officer’s good faith belief that he or she met the relevant standards of conduct established by the CBCA or that the proceeding for which advancement is sought involves conduct for which liability has been limited by the Certificate of Incorporation. In addition, the director or officer must provide the Company with an unlimited general obligation to repay any funds advanced to him or her if the director or officer is not entitled to indemnification and it is ultimately determined that the director or officer has not met the relevant standard of conduct described in the CBCA.

Limitation of Liability of Directors

The existing Certificate of Incorporation contains a provision permitted under the old Connecticut Stock Corporation Act that places a cap on claims that could be made against a director for breaches of a director’s duty other than those types of breaches enumerated in the provision. The cap limits personal liability of a director to his or her compensation for the year in which the violation or breach occurs. The Board of Directors believes that it is logical to relocate this provision from the end of the Certificate of Incorporation to the new Section dealing with indemnification. There are minor changes in the language of the provision as it appears in the new Section 8(c) of the proposed amended and restated Certificate of Incorporation, which changes primarily reflect the provisions of the CBCA that continue to permit the insertion of such a provision into a company’s certificate of incorporation.

The provisions regarding both indemnification and limitation of liability of directors in the proposed amended and restated Certificate of Incorporation clarify that the rights afforded in such provisions will remain available to a person who is no longer a director or officer at the time a claim regarding acts in their capacity as a director or officer is made. In addition, the provisions regarding indemnification provide that a director of officer may also be eligible for indemnification pursuant to the Company’s bylaws or in a resolution or contract approved by the Board of Directors or the shareholders of the Company.

If the amendment to the Certificate of Incorporation is approved by the stockholders, the Company will promptly file a Certificate of Amendment with the Connecticut Secretary of the State amending the provisions of the Certificate of Incorporation regarding the indemnification of directors and officers and moving the provisions regarding the limitation of liability of directors. The amendment will become effective on the date the Certificate of Amendment is accepted for filing by the Connecticut Secretary of the State.

The text of the resolution for the proposed amendment is as follows:

“RESOLVED, that the Amended and Restated Certificate of Incorporation be and hereby is amended by deleting the existing Section 8 and Section 13 and replacing them with the following new Section 8:

Section 8. Indemnification; Advancement for Expenses; Limitation of Personal Liability.

(a) The Corporation shall, to the fullest extent permitted by law, indemnify its directors from and against any and all liability (including any obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to any proceeding) and other matters referred to in or covered by the Connecticut Business Corporation Act. In furtherance and not in limitation thereof, the Corporation shall indemnify each director for liability, as defined in Section 33-770 of the Connecticut Business Corporation Act, to any person for any action taken, or any failure to take any action, as a director, except liability that (A) involved a knowing and culpable violation of law by the director, (B) enabled the director or an associate, as defined in Section 33-840 of the Connecticut Business Corporation Act, to receive an improper personal economic gain, (C) showed a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation, (D) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation or (E) created liability under Section 33-757 of the Connecticut Business Corporation Act, provided that nothing in this Section 8(a) shall affect the indemnification of or advance of expenses to a director for any liability stemming from acts or omissions occurring prior to the effective date of this Section 8(a).

The Corporation shall indemnify each officer of the Corporation who is not a director, or who is a director but is made a party to a proceeding in his or her capacity solely as an officer, to the same extent as the Corporation is permitted to provide indemnification to a director, and to such further extent as permitted by Section 33-776 of the Connecticut Business Corporation Act.

The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law of the Corporation or in a resolution or contract approved by the board of directors or shareholders or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

(b) Reasonable expenses incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid for or reimbursed by the Corporation to the fullest extent permitted by law in advance of the final disposition of such action, suit or proceeding upon the Company’s receipt of (i) a written affirmation by such director or officer of his or her good faith belief that he or she has met the relevant standard of conduct described in Section 33-771 of the Connecticut Business Corporation Act, or that the proceeding involves conduct for which liability has been limited under Section 8(c) below as authorized by Section 33-636(b)(4) of the Connecticut Business Corporation Act and (ii) a written undertaking by or on behalf of such director or officer to repay any funds advanced if it shall be ultimately determined that such director or officer is not entitled to be indemnified by the Corporation.

(c) The personal liability of a director to the Corporation or its shareholders for monetary damages for breach of duty as a director shall be limited to an amount equal to the amount of compensation received by the director for serving the Corporation during the year in which the violation occurred if such breach did not (A) involve a knowing and culpable violation of law by the director, (B) enable the director or an associate, as defined in Section 33-840 of the Connecticut Business Corporation Act, to receive an improper personal economic gain, (C) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation, (D) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation or (E) create liability under Section 33-757 of the Connecticut Business Corporation Act. This Section 8(c) shall not limit or preclude the liability of a person who is or was a director for any act or omission occurring prior to the effective date of this Section 8(c). Any lawful repeal or modification of this provision shall not adversely affect any right or protection of a person who is or was a director for any act or omission occurring prior to the effective date of such repeal or modification.

(d) No amendment or repeal of this Section 8 shall apply to or have any effect on the indemnification of any director, officer, employee or agent of the Corporation for or with respect to any acts or omissions of such director, officer, employee or agent occurring prior to such amendment or repeal, nor shall any such amendment or repeal apply to or have any effect on the obligations of the Corporation to pay for or reimburse in advance expenses incurred by a director, officer, employee or agent of the Corporation in defending any action, suit or proceeding arising out of or with respect to any acts or omissions occurring prior to such amendment or repeal.”

VOTES REQUIRED

The amendment to the Company’s Certificate of Incorporation to broaden the indemnification of directors and officers and to move existing provisions of the Certificate of Incorporation that limit the liability of directors will be approved if the votes cast in favor of the amendment exceed the votes cast opposing the amendment. Abstentions and broker non-votes are counted for purposes of establishing a quorum, but do not otherwise affect the voting. If the amendment is not approved by shareholders, it will not be filed with the Secretary of the State of the State of Connecticut and will not become effective.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO BROADEN THE INDEMNIFICATION OF DIRECTORS AND OFFICERS

PROPOSAL FOUR

APPROVAL OF THE GENERAL AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION

The Board of Directors has approved, subject to shareholder approval, an amendment and restatement of our Certificate of Incorporation in order to clarify certain of its terms, aggregate the terms of multiple prior amendments to our Certificate of Incorporation into a single document and shorten it to conform more closely to those of other Connecticut public corporations and modern corporate governance practices. The full text of the proposed Amended and Restated Articles of Incorporation is set forth as Annex A of this proxy statement, which also includes the amendments proposed under “Proposal Two” and “Proposal Three” above as these amendments will also become part of the new Amended and Restated Certificate of Incorporation if approved by the shareholders.

If the shareholders approve the proposed amendment and restatement of our Certificate of Incorporation described in this Proposal Four, and the amendments proposed under “Proposal Two” and “Proposal Three” above, our current Certificate of Incorporation will be replaced in its entirety by the new Amended and Restated Certificate of Incorporation included as Annex A of this Proxy Statement.

Reasons for Amendment and Restatement

Our Certificate of Incorporation was filed with the Secretary of the State of Connecticut in 1966 as the Certificate of Incorporation of “The Dress Barn, Incorporated.” Other than amendments to (i) increase our authorized capital, (ii) add a classified Board of Directors, (iii) add the requirement of a supermajority vote for approval of business combinations and certain other actions, and (iv) add indemnity provisions as permitted by then-effective Connecticut Stock Corporation Act, our Certificate of Incorporation has remained largely unchanged from that filed in 1983. On January 1, 1997, the Connecticut Stock Corporation Act was repealed and replaced by the Connecticut Business Corporation Act. As a result of multiple prior amendments and the adoption of the Connecticut Business Corporation Act, our current Certificate of Incorporation is difficult to read as a unified document and contains many out of date references to the prior Connecticut law.

Effect of Amendment and Restatement

The effect of the proposed amendment and restatement would be to unify our Certificate of Incorporation into a more readable and user-friendly document that omits obsolete provisions and also reflects Connecticut’s adoption of the Connecticut Business Corporation Act. A table providing a Section-by-Section summary of the proposed amendment and restatement other than the provisions described under “Proposal Two” and “Proposal Three” above follows below.

Detailed Summary of Recommended Changes to the Certificate of Incorporation

Below is a side-by-side comparison of, and explanation regarding, those Sections of the Certificate of Incorporation that would be amended by the new Amended and Restated Certificate of Incorporation, other than the Section regarding the increase in the number of authorized shares of Common Stock, which is described under “Proposal Two” above, and the amendment regarding indemnification of directors and officers, which is described under “Proposal Three” above. Also omitted are any changes in numbering, for example from “(3)” to “(iii)”, and instances where terms that were not capitalized in the existing Certificate of Incorporation have been capitalized in the new Amended and Restated Certificate of Incorporation, for example from “board of directors” to “Board of Directors.”

Current Certificate of Incorporation	Proposed Amended and Restated Certificate of Incorporation	Explanation of Amendment
Section 2: To engage in any lawful act or activities for which corporations may be formed under the Connecticut Stock Corporation Act.
Section 2(a): To engage in any lawful act or activities for which corporations may be formed under the Connecticut Business Corporation Act, as may be amended, revised, modified or otherwise supplemented from time to time (the “Connecticut Business Corporation Act”); and

To reflect Connecticut’s adoption of the Connecticut Business Corporation Act (“CBCA”) and the repeal of the old Connecticut Stock Corporation Act, and to clarify application of subsequent changes to the CBCA that may affect the Company.

Section 4: The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any), or an express grant of authority to the Board of Directors pursuant to Section 33-341 of the Connecticut Stock Corporation Act, are as follows

Section 4(a): The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any), or an express grant of authority to the Board of Directors of the Corporation (the “Board of Directors”) pursuant to Section 33-672 of the Connecticut Business Corporation Act, are as follows
To define the term “Board of Directors” and to make conforming changes reflecting the adoption of the CBCA.

Section 4: The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series of Preferred Stock and, subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance, by adopting resolutions providing for the issue of, or providing for a change in the number of, shares of any particular series and by filing a certificate pursuant to the Connecticut Stock Corporation Act, to establish or change the number of shares to be included in each such series and to fix the designation and relative rights, preferences and limitations of the shares of each such series.

Section 4: The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series of Preferred Stock and, subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance, by adopting resolutions providing for the issue of, or providing for a change in the number of, shares of any particular series and by filing a certificate pursuant to the Connecticut Business Corporation Act, to establish or change the number of shares to be included in each such series and to fix the designation and relative rights, preferences and limitations of the shares of each such series.
To make conforming changes reflecting the adoption of the CBCA.

Section 5: The minimum amount of stated capital with which the Corporation shall commence business is $25,000.	Section 5: omitted	This statement is no longer required under the CBCA.

Section 6: (a) Upon the filing with the Secretary of State of Connecticut of this Amended and Restated Certificate of Incorporation, each of the currently issued and outstanding shares of the Corporation shall be changed as follows:
(i) Each issued and outstanding share of six percent Non-Cumulative Preferred Stock having a par value of One Hundred Dollars ($100.00) per share shall be changed into three shares of Common Stock having a par value of $.05 per share (“Common Stock”), so that the 950 issued and outstanding shares of six percent Non-Cumulative Preferred Stock shall be changed into 2,850 shares of Common Stock;
(ii) Each issued and outstanding share of Class A voting Common Stock without par value shall be changed into approximately 1,762.72 shares of Common Stock, so that the 100 issued and outstanding shares of Class A Voting Common Stock shall be changed into 176,272 shares of Common Stock; and
(iii) Each issued and outstanding share of Class B Non-Voting Common Stock without par value shall be changed into approximately 1,762.72 shares of Common Stock, so that the 1,033 issued and outstanding shares of Class B Non-Voting Common Stock shall be changed to 1,820,878 shares of Common Stock.
(b) The stated capital of the Corporation is decreased by transfer from stated capital to earned surplus the sum of $4,086. The resulting stated capital of $100,000 is stated capital in respect of the Common Stock of the Corporation.
	Section 6: omitted	This Section reflects a prior conversion of no longer existing classes of stock of the Company into the Company’s current Common Stock, and is no longer necessary as such conversion was completed.

Section 11(a): Classification of Board of Directors. Commencing at the 1986 annual meeting of shareholders, the directors of the Corporation shall be divided into three classes, each class as nearly equal in the number of directors as possible. The term of office of the directors elected to the first class, to be designated as Class I, will expire at the 1987 annual meeting of shareholders. The term of office of the directors elected to the second class, to be designated as Class II, will expire at the 1988 annual meeting of shareholders. The term of office of the directors elected to the third class, to be designated as Class III, will expire at the 1989 annual meeting of shareholders. At each annual meeting of shareholders following the 1986 annual meeting of shareholders, directors shall be elected to succeed the directors whose terms will then expire and shall be elected for a term of office that will expire at the third succeeding annual meeting of the shareholders after their election.

Section 11(a): Classification of Board of Directors. The directors of the Corporation shall be divided into three classes, each class as nearly equal in the number of directors as possible. At each annual meeting of shareholders, directors shall be elected to succeed the directors whose terms will then expire and shall be elected for a term of office that will expire at the third succeeding annual meeting of the shareholders after their election. The directors shall be elected to serve until the annual meeting of the shareholders at which their term expires and until their respective successors shall have been elected and qualified.

Because the classified board of directors was already established by previous amendment, the changes to this section reflect that the company’s board of directors is already classified and sets forth the provisions regarding classification without reference to particular dates, which is no longer needed.

VOTES REQUIRED

The amendment and restatement of the Company’s Certificate of Incorporation will be approved if the votes cast in favor of the amendment and restatement exceed the votes cast opposing the amendment. Abstentions and broker non-votes are counted for purposes of establishing a quorum, but do not otherwise affect the voting. If the amendment is not approved by shareholders, it will not be filed with the Secretary of the State of the State of Connecticut and will not become effective. If either or both of the amendments described under “Proposal Two” and “Proposal Three” above are approved, such amendment or amendments will be included in the document filed with the Connecticut Secretary of the State as the “Amended and Restated Certificate of Incorporation.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION.

PROPOSAL FIVE

RATIFICATION OF THE ENGAGEMENT OF INDEPENDENT AUDITORS

For fiscal 2008, Deloitte & Touche LLP (“Deloitte & Touche”) provided audit services, which included examination of our annual consolidated financial statements. The Audit Committee has selected Deloitte & Touche to provide audit services to us and our subsidiaries for the fiscal year ending July 25, 2009. The shareholders are being requested to ratify such selection at the 2008 Annual Meeting. A representative of Deloitte & Touche will attend the Annual Meeting to make any statements he or she may desire and to respond to appropriate stockholder questions.

Although this appointment is not required to be submitted to a vote of the shareholders, the Audit Committee believes it is appropriate as a matter of policy to request that the shareholders ratify the appointment. Assuming a quorum is present, the appointment of the independent registered public accounting firm will be ratified if the votes cast in favor of ratification exceed the votes cast in opposition to ratification, present in person or represented by Proxy at the 2008 Annual Meeting and entitled to vote. If the shareholders do not ratify the appointment, the Board of Directors and Audit Committee will consider the selection of another independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JULY 25, 2009.

INFORMATION REGARDING THE INDEPENDENT AUDITORS

The Audit Committee selected Deloitte & Touche LLP as auditors with respect to the financial statements of the Company for the fiscal year ending July 25, 2009.

FEES PAID TO INDEPENDENT AUDITORS

 The following table shows the fees billed by Deloitte & Touche LLP for the past two fiscal years for audit and other related fees:

	Fiscal	Fiscal
	2008	2007

Audit Fees (1)	$2,156,000	$2,523,000
Audit-Related Fees (2)	239,173	133,000
Tax Fees (3)	443,000	255,621
All Other Fees	—	—
Total Fees	$2,838,173	$2,911,621

(1) Fees for audit services billed in fiscal 2008 and fiscal 2007 consist of the annual audit of the Company's financial statements, interim reviews of the quarterly consolidated financial statements and auditing the Company’s internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.
(2) Audit-related fees consist principally of audits of employee benefit plans and assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements.
(3) Includes fees for professional services provided related to tax compliance, including implementation of FIN48, federal, state and local taxes, tax planning and advisory services.

During fiscal 2008, the Audit Committee pre-approved all of the services provided by the auditors. The Audit Committee considered whether the provision of non-audit services is permitted under applicable laws and regulations and is compatible with maintaining the independence of Deloitte & Touche LLP.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference into any document so filed except to the extent that the Company specifically incorporates this Audit Committee Report by reference therein.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors and is directly responsible for the compensation, appointment and oversight of our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal control over financial reporting, and reports to the Audit Committee on any deficiencies found. Our independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte & Touche”), is responsible for auditing our financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles, as well as examining and reporting on management’s assertion about the effectiveness of our internal controls over financial reporting. Under its written charter, our Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, has direct access to our independent registered public accounting firm as well as any of our employees, and has the ability to retain, at our expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

The Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management and Deloitte & Touche. The Audit Committee has also discussed and reviewed with Deloitte & Touche the matters required to be discussed by Statements on Auditing Standards No. 61, as amended, “Communications with Audit Committees”, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee obtained from Deloitte & Touche the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence and discussed with Deloitte & Touche their independence from management and the Company. The Audit Committee has also considered whether the provision of non-audit services by Deloitte & Touche is compatible with maintaining their independence, and has satisfied itself with respect to Deloitte & Touche’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended July 26, 2008 for filing with the SEC.

 Audit Committee:

Randy Pearce, Chair
Kate Buggeln
John Usdan

BY ORDER OF THE BOARD OF DIRECTORS

ELLIOT S. JAFFE
Chairman of the Board

ANNEX A
AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF THE DRESS BARN, INC.

Section 1. The name of the corporation is The Dress Barn, Inc. (hereinafter referred to as the “Corporation”).

Section 2. The nature of the business to be transacted or the purposes to be promoted or carried out by the Corporation are as follows:

(a) To engage in any lawful act or activities for which corporations may be formed under the Connecticut Business Corporation Act, as may be amended, revised, modified or otherwise supplemented from time to time (the “Connecticut Business Corporation Act”); and

(b) Without limiting the generality of the foregoing, to carry on the business of buying, selling, distributing and dealing in clothing and wearing apparel of every description and any and all materials or articles required for, or useful in connection with, all or any of the objects aforesaid.

Section 3. The designation of each class of shares, the authorized number of shares of each such class, and the par value (if any) of each such share thereof are as follows:

The total authorized capital stock of the Corporation shall consist of the following classes of stock: (a) One Hundred Thousand (100,000) shares of preferred stock with a par value of five cents ($.05) per share (“Preferred Stock”); and (b) One Hundred Sixty-Five Million (165,000,000) shares of common stock with a par value of five cents ($.05) per share (“Common Stock”).

Section 4. The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any), or an express grant of authority to the Board of Directors of the Corporation (the “Board of Directors”) pursuant to Section 33-672 of the Connecticut Business Corporation Act, are as follows:

(a) Preferred Stock. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series of Preferred Stock and, subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance, by adopting resolutions providing for the issue of, or providing for a change in the number of, shares of any particular series and by filing a certificate pursuant to the Connecticut Business Corporation Act, to establish or change the number of shares to be included in each such series and to fix the designation and relative rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i) the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed 100,000);

(ii) the dividend rate on shares of such series, whether dividends shall be cumulative and, if so, from which date or dates;

(iii) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and the manner of selecting shares for redemption if less than all shares of such series are to be redeemed;

1

(iv) the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund;

(v) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(vi) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(vii) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation in preference to the Common Stock of the Corporation;

(viii) whether or not the holders of shares of such series shall have any preemptive rights with respect to issuance of any class of equity shares of the Corporation, with respect to the granting by the Corporation of rights or options to purchase its equity shares of any class or the issuance of shares or other securities convertible into or carrying rights or options to purchase its equity shares of any class; and

(ix)	any other terms, relative rights, preferences and limitations of such series.

(b) Common Stock. Subject to the rights of the Preferred Stock, and except as may be expressly provided by law:

(i) the entire voting power for the election of directors and in any corporate proceeding and upon any matter or question whatever pertaining to the Corporation shall be vested exclusively in the holders of the shares of Common Stock, each holder of Common Stock being entitled to one vote for each share thereof held;

(ii) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends; and

(iii) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

(c) Subject to the rights of the Preferred Stock, no holder of any class of stock of the Corporation shall be entitled as such, as a matter of right, to any preemptive or preferential right to subscribe for, purchase or receive any part of any new or additional issue of stock of the Corporation of any class whatsoever, or of any notes, bonds, obligations, warrants or other securities, whether or not the same be convertible into or exchangeable for stock of the Corporation of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration, or by way of dividend.

Section 5. [omitted]

Section 6. [omitted]

Section 7. The Corporation is to have perpetual existence.

Section 8. Indemnification; Advancement for Expenses; Limitation of Personal Liability.

(a) The Corporation shall, to the fullest extent permitted by law, indemnify its directors from and against any and all liability (including any obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to any proceeding) and other matters referred to in or covered by the Connecticut Business Corporation Act. In furtherance and not in limitation thereof, the Corporation shall indemnify each director for liability, as defined in Section 33-770 of the Connecticut Business Corporation Act, to any person for any action taken, or any failure to take any action, as a director, except liability that (A) involved a knowing and culpable violation of law by the director, (B) enabled the director or an associate, as defined in Section 33-840 of the Connecticut Business Corporation Act, to receive an improper personal economic gain, (C) showed a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation, (D) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation or (E) created liability under Section 33-757 of the Connecticut Business Corporation Act, provided that nothing in this Section 8(a) shall affect the indemnification of or advance of expenses to a director for any liability stemming from acts or omissions occurring prior to the effective date of this Section 8(a).

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The Corporation shall indemnify each officer of the Corporation who is not a director, or who is a director but is made a party to a proceeding in his or her capacity solely as an officer, to the same extent as the Corporation is permitted to provide indemnification to a director, and to such further extent as permitted by Section 33-776 of the Connecticut Business Corporation Act.

The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law of the Corporation or in a resolution or contract approved by the board of directors or shareholders or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

(b) Reasonable expenses incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid for or reimbursed by the Corporation to the fullest extent permitted by law in advance of the final disposition of such action, suit or proceeding upon the Company’s receipt of (i) a written affirmation by such director or officer of his or her good faith belief that he or she has met the relevant standard of conduct described in Section 33-771 of the Connecticut Business Corporation Act, or that the proceeding involves conduct for which liability has been limited under Section 8(c) below as authorized by Section 33-636(b)(4) of the Connecticut Business Corporation Act and (ii) a written undertaking by or on behalf of such director or officer to repay any funds advanced if it shall be ultimately determined that such director or officer is not entitled to be indemnified by the Corporation.

(c) The personal liability of a director to the Corporation or its shareholders for monetary damages for breach of duty as a director shall be limited to an amount equal to the amount of compensation received by the director for serving the Corporation during the year in which the violation occurred if such breach did not (A) involve a knowing and culpable violation of law by the director, (B) enable the director or an associate, as defined in Section 33-840 of the Connecticut Business Corporation Act, to receive an improper personal economic gain, (C) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation, (D) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation or (E) create liability under Section 33-757 of the Connecticut Business Corporation Act. This Section 8(c) shall not limit or preclude the liability of a person who is or was a director for any act or omission occurring prior to the effective date of this Section 8(c). Any lawful repeal or modification of this provision shall not adversely affect any right or protection of a person who is or was a director for any act or omission occurring prior to the effective date of such repeal or modification.

(d) No amendment or repeal of this Section 8 shall apply to or have any effect on the indemnification of any director, officer, employee or agent of the Corporation for or with respect to any acts or omissions of such director, officer, employee or agent occurring prior to such amendment or repeal, nor shall any such amendment or repeal apply to or have any effect on the obligations of the Corporation to pay for or reimburse in advance expenses incurred by a director, officer, employee or agent of the Corporation in defending any action, suit or proceeding arising out of or with respect to any acts or omissions occurring prior to such amendment or repeal.

Section 9. (a) Supermajority Vote for Approval of Business Combinations.

(i) Notwithstanding any other provisions to the contrary in this Certificate of Incorporation, except as set forth in subparagraph (ii) of this Section 9(a), the affirmative vote of the holders of at least 80 percent of the outstanding shares of Voting Stock (as hereinafter defined) of the Corporation shall be required for the approval or authorization of any Business Combination (as hereinafter defined) of the Corporation with any Related Person (as hereinafter defined). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that the affirmative vote of a lesser percentage of shareholders may be specified, by law or otherwise.

(ii) The provisions of this Section 9(a) shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as may be required by law or otherwise, if either:

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(1) the Business Combination shall have been approved by a majority of Continuing Directors (as hereinafter defined) at a meeting at which a Continuing Director Quorum (as hereafter defined) is present; or

(2) the Business Combination shall involve the Corporation and a Subsidiary (as hereinafter defined) in which a Related Person has no direct or indirect interest (other than an interest arising solely by reason of the Related Party’s interest in the Corporation), provided that (a) if the Corporation shall not be the surviving corporation, all shareholders of the Corporation shall be entitled to receive the same type of consideration in such transaction in proportion to their respective stockholdings, (b) the provisions of Sections 9, 10, 11 and 12 hereof shall be continued in effect or adopted by such surviving corporation as part of its articles or certificate of incorporation, as the case may be, and such articles or certificates shall have no provision inconsistent with the provisions of such Sections hereof and (c) the provisions of the Corporation’s By-laws shall continue in effect or shall be adopted by such surviving corporation.

(iii) For purposes of Section 9:

(1) The term “person” shall mean any individual, firm, corporation or other entity.

(2) The term “Business Combination” shall mean (a) any merger or consolidation of the Corporation or a Subsidiary with or into a Related Person, (b) any sale, lease, exchange, transfer, mortgage, pledge or other disposition (whether in one transaction or in a series of transactions) of all or any Substantial Part of the Assets (as hereinafter defined) of the Corporation (including without limitation any securities of a Subsidiary), or of a Subsidiary, to a Related Person, (c) any sale, lease, exchange, transfer, mortgage, pledge or other disposition (whether in one transaction or in a series of transactions) of all or any Substantial Part of the Assets of a Related Person to the Corporation or to a Subsidiary, (d) the issuance of any securities of the Corporation or a Subsidiary to a Related Person, (e) the acquisition by the Corporation or a Subsidiary of any securities of a Related Person, (f) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving a Related Person) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities or securities convertible into equity securities of the Corporation or any Subsidiary which is directly or indirectly owned by a Related Person, (g) any loan or other extension of credit by the Corporation or a Subsidiary to a Related Person or any guarantee by the Corporation or a Subsidiary of any loan or other extension of credit by any person to a Related Person, (h) the adoption of any plan or proposal for the dissolution, liquidation or termination of the Corporation or any Subsidiary proposed by or on behalf of a Related Person and (i) any agreement, contract or other arrangement providing for any of the foregoing Business Combination transactions.

(3) The term “Related Person” shall mean any person that is the Beneficial Owner (as hereinafter defined ) of 5 percent or more of the outstanding shares of Voting Stock of the Corporation, other than (a) any individual or trust that was the Beneficial Owner of 5 percent or more of such outstanding shares on December 31, 1984, such individual’s estate, and any other person that is a Beneficial Owner of 5 percent or more of such outstanding shares solely by reason of being an “affiliate” or “associate” of such individual, trust or estate and (b) any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity.

(4) A person shall be a “Beneficial Owner” of any shares of Voting Stock of the Corporation (a) which such person or any of its “affiliates” or “associates” (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1985) beneficially owns, directly or indirectly, (b) which such person or any of its “affiliates” or “associates” has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its “affiliates” or “associates” has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock of the Corporation.

(5) For the purposes of determining whether a person is a Related Person, the number of shares of Voting Stock of the Corporation deemed to be outstanding shall include all shares of Voting Stock deemed owned by such person through application of paragraph (4) of this subparagraph (iii), but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise or conversion rights, exchange rights, warrants or options, or otherwise.

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(6) The term “Continuing Director” shall mean (a) any member of the Board of Directors of the Corporation (i) who was a member of the Board of Directors immediately after the meeting at which this Section 9(a) was approved by the shareholders of the Corporation or (ii) became a member of the Board of Directors prior to the time that the Related Person became a Related Person, and (b) any successor of a Continuing Director who is not an affiliate, associate, or representative of the Related Person and is nominated or elected to succeed a Continuing Director by a majority of Continuing Directors, provided that such nomination or election shall only be effective if made at a meeting at which a Continuing Director Quorum is present.

(7) The term “Continuing Director Quorum” shall mean a majority of Continuing Directors capable of exercising the powers conferred upon them under the provisions of the Certificate of Incorporation or the By-laws of the Corporation or by law.

(8) The term “Subsidiary” shall mean any corporation more than fifty percent (50%) of any class of equity security of which is owned, directly or indirectly, by the Corporation.

(9) The term “Substantial Part of the Assets” shall mean assets having fair market value or book value, whichever is greater, equal to more than 10 percent of the total assets of a person as of the end of its most recent fiscal year ending prior to the time the determination is made.

(10) The term “Voting Stock” shall mean all of the outstanding shares of capital stock of the Corporation entitled to vote on matters submitted to shareholders generally, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares voting as one class.

(iv) Nothing contained in this Section 9 shall be construed to relieve any Related Person of any fiduciary obligation imposed upon it by law.

(v) The Board of Directors shall have the power and duty to determine, on the basis of information then known to it, whether (a) any person is a Related Person, (b) any person is an “affiliate” or “associate” of another, (c) any Business Combination relates to a Substantial Part of the Assets of any person and (d) any director is a Continuing Director and is acting at a meeting at which a Continuing Director Quorum is or was present. Any such determination made in good faith by the Board of Directors shall be conclusive and binding for all purposes of this Section 9.

(b) Duties of the Board of Directors Regarding Business Combinations. The fact that any action or transaction conflicts with the provisions of Section 9(a) shall not be construed to waive or satisfy any other requirement of law or this Certificate of Incorporation or to impose any fiduciary duty, obligation or responsibility on the Board of Directors or any member thereof to approve such action or transaction or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such action or transaction. The Board of Directors of the Corporation, when evaluating any Business Combination, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation, the social and economic effects on the employees, customers, suppliers and other constituents of the Corporation and its Subsidiaries and on the communities in which the Corporation and its Subsidiaries operate or are located.

Section 10. Amendment of Sections 9 and 10. The provisions of Section 9 and this Section 10 of the Certificate of Incorporation may be amended, altered or repealed only at a meeting of shareholders by vote of the holders of at least 80 percent of the shares of capital stock entitled to vote on amendments to the Certificate of Incorporation.

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Section 11. (a) Classification of Board of Directors. The directors of the Corporation shall be divided into three classes, each class as nearly equal in the number of directors as possible. At each annual meeting of shareholders, directors shall be elected to succeed the directors whose terms will then expire and shall be elected for a term of office that will expire at the third succeeding annual meeting of the shareholders after their election. The directors shall be elected to serve until the annual meeting of the shareholders at which their term expires and until their respective successors shall have been elected and qualified.

(b) Vacancies. Any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause or from newly created directorships arising from an increase in the number of directors shall be filled by a majority vote of the remaining directors then in office, and any directors so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or in which the new directorship was created. No decrease in the number of directors shall shorten the term of any incumbent director.

(c) Removal of Directors. Members of the Board of Directors may be removed from office only (1) for cause, by the remaining Directors, or (2) with or without cause, by shareholder action, at a meeting of shareholders called for that purpose, by vote of at least 80 percent of the shares of capital stock then entitled to vote at an election of directors.

(d) Amendment of Section 11. The provisions of this Section 11 may be amended, altered or repealed only at a meeting of shareholders by vote of the holders of at least 80 percent of the shares of capital stock then entitled to vote on amendments to the Certificate of Incorporation.

Section 12. Amendment of By-Laws by Shareholders. Action by the shareholders to adopt, amend, and repeal the By-laws of the Corporation may be taken only at a meeting of shareholders by the affirmative vote of the holders of at least 80 percent of the shares of capital stock then entitled to vote thereon. The provisions of this Section 12 may be amended, altered or repealed only at a meeting of shareholders by vote of the holders of at least 80 percent of the shares of capital stock then entitled to vote on amendments to the Certificate of Incorporation.

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The Company’s Board of Directors requests that you date and sign the enclosed proxy and return it in the enclosed, self-addressed envelope. No postage is required if you mail it in the United States. Your prompt response will be helpful, and we appreciate your cooperation.

THE DRESS BARN, INC.
30 Dunnigan Drive
Suffern, New York 10901

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on Wednesday, December 10, 2008: Our proxy statement, form of proxy, and annual report for the fiscal year ended July 26, 2008 are available at http://materials.proxyvote.com/261570.

This Proxy is Solicited on Behalf of The Board of Directors

The undersigned hereby appoints Elliot S. Jaffe and John Usdan, and each or either of them, proxies for the undersigned with full power of substitution, to appear and vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present, and otherwise with the same force and effect as the undersigned, at the Annual Meeting of Shareholders of the Company to be held at the corporate offices of the Company at 30 Dunnigan Drive, Suffern, New York, on Wednesday, December 10, 2008 at 2:00 P.M., and any adjournments thereof, upon the matters set forth in the Notice of such meeting and Proxy Statement, receipt of which is hereby acknowledged:

(Continued and to be signed on reverse side)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS: PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1. PROPOSAL ONE TO ELECT THREE DIRECTORS FOR TERMS EXPIRING IN 2011 David R. Jaffe (3-year term) Klaus Eppler (3-year term) Kate Buggeln (3-year term)	FOR ALL nominees listed to the left (except as marked to the contrary). ☐	WITHHOLD AUTHORITY to vote for all nominees listed to the left. ☐	2. PROPOSAL TWO TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.	FOR ☐	AGAINST ☐	ABSTAIN ☐
			3. PROPOSAL THREE TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO BROADEN THE INDEMNIFICATION OF DIRECTORS AND OFFICERS.	FOR ☐	AGAINST ☐	ABSTAIN ☐
TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
THE NAME OF THE NOMINEE IN THE SPACE PROVIDED BELOW:

___________________________________________________________

___________________________________________________________

___________________________________________________________
			4. PROPOSAL FOUR TO APPROVE A GENERAL AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION.	FOR ☐	AGAINST ☐	ABSTAIN ☐
			5. PROPOSAL FIVE TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JULY 25, 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all nominees as Director, FOR Proposals 2 through 5, and, in the discretion of the proxy holders named herein, on any other matters as may properly come before the meeting and any postponements or adjournments thereof.

Signature(s): _____________________________________________	Date: _____________, 2008

Signature(s): _____________________________________________	Date: _____________, 2008

IMPORTANT: Please sign here exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.